                                                                    EXHIBIT 10.7

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                  CONVERTIBLE NOTE AND STOCK PURCHASE AGREEMENT

                                  By and Among

                                  ORBCOMM Inc.,

                                  ORBCOMM LLC,

                         PCG Satellite Investments, LLC

                                       and

                            MH Investors Orbcomm LLC

                    and, for purposes of Section 13.16 only,

                       CALPERS/PCG Corporate Partners, LLC

                    and, for purposes of Section 13.17 only,

                           MH Private Equity Fund LLC

                          Dated as of December 30, 2005

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS....................................................     1

ARTICLE II SALE AND TRANSFER OF NOTES AND SHARES.........................    10
   2.01  Sale and Purchase of Convertible Notes and Shares...............    10
   2.02  Convertible Note Closing, Initial Share Closing and
         Subsequent Closing..............................................    11

ARTICLE III REPRESENTATIONS AND WARRANTIES...............................    12
   3.01  Organization and Good Standing..................................    12
   3.02  Capitalization; Title to Shares and Structure...................    13
   3.03  Subsidiaries and other Investments..............................    15
   3.04  Due Authorization; Enforceability...............................    16
   3.05  No Violation....................................................    16
   3.06  Financial Statements............................................    16
   3.07  Absence of Certain Changes......................................    17
   3.08  Litigation......................................................    18
   3.09  Compliance with Laws; Permits...................................    18
   3.10  Environmental Matters...........................................    19
   3.11  Taxes...........................................................    19
   3.12  Employee Benefit and Labor Matters..............................    20
   3.13  Real Property Owned or Leased; Title to Assets..................    21
   3.14  Sufficiency and Condition of Assets.............................    21
   3.15  Material Contracts..............................................    22
   3.16  Insurance.......................................................    25
   3.17  Intellectual Property...........................................    25
   3.18  Customers.......................................................    26
   3.19  Disclosure......................................................    26
   3.20  Transactions With Affiliates....................................    26
   3.21  Brokers or Finders..............................................    26
   3.22  Registration Rights.............................................    27
   3.23  Employee Matters................................................    27
   3.24  Side Letters....................................................    27
   3.25  FCC/Regulatory Matters..........................................    27
   3.26  ITAR Matters....................................................    29
   3.27  Minute Books....................................................    29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE INVESTORS...............    30
   4.01  Organization and Good Standing..................................    30
   4.02  Due Authorization; Enforceability...............................    30
   4.03  No Violation....................................................    30
   4.04  Investment Intent...............................................    31
   4.05  Brokers or Finders..............................................    31
   4.06  Liability to Co-Investors.......................................    31
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ARTICLE V COVENANTS OF THE COMPANY.......................................    32
   5.01  Consents and Approvals..........................................    32
   5.02  Notice of Certain Events........................................    32
   5.03  Use of Proceeds.................................................    32
   5.04  FCC Matters.....................................................    32
   5.05  Further Assurances..............................................    32
   5.06  Conduct.........................................................    33
   5.07  Delivery of Audited 2006 Financial Statements...................    33
   5.08  Chief Operating Officer.........................................    33
   5.09  Directors and Officers Insurance................................    33

ARTICLE VI COVENANTS OF INVESTORS........................................    33
   6.01  Cooperation by the Investors....................................    33

ARTICLE VII COVENANTS OF THE PARTIES.....................................    33
   7.01  Reasonable Efforts..............................................    33
   7.02  Further Assurances..............................................    34
   7.03  Representation and Warranties...................................    34
   7.04  Public Announcements............................................    35
   7.05  Confidentiality.................................................    35
   7.06  Supplements to Disclosure Schedule..............................    36
   7.07  Application of Series A Dividends...............................    36

ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF COMPANY....................    37
   8.01  Representation, Warranties and Covenants........................    37
   8.02  Governmental Consents...........................................    37
   8.03  No Injunction...................................................    37
   8.04  Other Agreements................................................    37
   8.05  No Qualified Public Offering or Qualified Sale..................    38
   8.06  Change of Control...............................................    38

ARTICLE IX CONDITIONS TO THE OBLIGATIONS OF INVESTORS WITH RESPECT TO
   THE INITIAL CLOSING...................................................    38
   9.01  Representations, Warranties and Covenants.......................    38
   9.02  Consents........................................................    38
   9.03  No Litigation...................................................    39
   9.04  No Prohibition..................................................    39
   9.05  No Material Adverse Change......................................    39
   9.06  Legal Opinion...................................................    39
   9.07  Management Rights Letter........................................    39
   9.08  Board Composition...............................................    39
   9.09  Director's Indemnification Agreement............................    39
   9.10  Amendment of By-Laws............................................    40
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   9.11  Effectiveness and Amendment of Initial Tranche Series B
         Preferred Stock Documents.......................................    40
   9.12  Stockholder Approval and Effectiveness of Amendments to
         Transaction Documents...........................................    40
   9.13  Convertible Noteholder Approval.................................    40
   9.14  Satcom Acquisition..............................................    40
   9.15  Stock Option Plan...............................................    40

ARTICLE X CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS WITH RESPECT TO
   THE SUBSEQUENT CLOSING................................................    41
   10.01 Representations, Warranties and Covenants.......................    41
   10.02 Consents........................................................    41
   10.03 No Litigation...................................................    42
   10.04 No Prohibition..................................................    42
   10.05 No Material Adverse Change......................................    42
   10.06 No Qualified Public Offering or Qualified Sale..................    42
   10.07 Legal Opinion...................................................    42
   10.08 Insolvency Event................................................    42
   10.09 Change of Control...............................................    42
   10.10 Subscribers.....................................................    42
   10.11 Net Revenue.....................................................    42
   10.12 2006 Financial Statements.......................................    42

ARTICLE XI INTENTIONALLY DELETED.........................................    43

ARTICLE XII SURVIVAL AND INDEMNIFICATION.................................    43
   12.01 Survival and Indemnification....................................    43
   12.02 Limitations on Liability........................................    44

ARTICLE XIII MISCELLANEOUS PROVISIONS....................................    45
   13.01 Fees and Expenses...............................................    45
   13.02 Notices.........................................................    45
   13.03 Jurisdiction; Service of Process................................    46
   13.04 Governing Law...................................................    47
   13.05 Waiver..........................................................    47
   13.06 Entire Agreement and Modification...............................    47
   13.07 Amendment and Waiver............................................    47
   13.08 Assignments, Successors, and No Third-Party Beneficiaries.......    47
   13.09 Severability....................................................    48
   13.10 Captions; Currency..............................................    48
   13.11 Exhibits and Schedules..........................................    48
   13.12 Specific Performance............................................    48
   13.13 Interpretation..................................................    49
   13.14 Time of Essence.................................................    49
   13.15 Counterparts....................................................    49
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   13.16 Limited CALPERS/PCG Guaranty....................................    49
   13.17 Limited MH Guaranty.............................................    50
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                                       iv

                  CONVERTIBLE NOTE AND STOCK PURCHASE AGREEMENT

          This Agreement is made and entered into as of December 30, 2005, by and among ORBCOMM Inc., a Delaware corporation (the "Company"), ORBCOMM LLC, a Delaware limited liability company, ("ORBCOMM LLC"), PCG Satellite Investments, LLC ("PCG") and MH Investors Orbcomm LLC ("MH") and, solely for purposes of
Section 13.16 and Section 13.17, respectively, CALPERS/PCG Corporate Partners, LLC ("CALPERS/PCG") and MH Private Equity Fund LLC ("MH PEF"). Each of PCG and MH is referred to herein individually as an "Investor" and collectively as the "Investors".

                                    RECITALS

          A. The Company is a satellite-based telecommunications company that provides narrowband, two-way monitoring, tracking and messaging services (the "Business");

          B. The Investors desire to purchase from the Company, and the Company desires to sell to the Investors, Convertible Notes which are convertible into the Company's Series B Preferred Stock and shares of Series B Preferred Stock, subject to the terms and conditions of this Agreement; and

          C. In consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

          "Action" - any legal, administrative, arbitral, mediation or other alternative dispute resolution procedure or other action, proceeding, claim, inquiry or investigation before any court, arbitrator or other Governmental Entity.

          "Affiliate" - with respect to a specified Person: (i) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified or any Affiliate of such Person, including, without limitation, any partner, officer, director, executor, trustee, member or employee of such Person and any venture capital or private equity fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person. For purposes of this definition, "control" of a Person will mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" - this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

Convertible Note and Stock Purchase Agreement

          "Books and Records" - with respect to a specified person, the books of account and other financial and corporate records and files (including records and files stored on computer disks or tapes or any other storage medium) of such person, including minute books, stock record books, books of account, corporate seals, written contracts and other documents, instruments and papers.

          "Business" - shall have the meanings given in the Recitals.

          "Business Day" - any day other than a Saturday, Sunday or other day on which commercial banks located in New York City are authorized or required to be closed.

          "Capitalization Table" - means the pro forma capitalization table of the Company, after giving effect to (i) the Initial Closing and (ii) the Subsequent Closing, set forth in Part 3.02(j) of the Disclosure Schedule.

          "CERCLA" - the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Change-of-Control" means (i) sale, transfer or other disposition of all or substantially all of the assets and properties of the Company to, or the proposed entry into any merger or consolidation agreement with, any third party, whether in a single transaction or series of related transactions, which results in the holders of the outstanding voting power of the Company immediately prior to such transaction or series of transactions owning less than a majority of the outstanding voting securities in the continuing or surviving company or entity following such transaction or transactions or (ii) a sale, transfer or exchange of all of the Company's outstanding capital stock to a third party, whether in a single transaction or series of related transactions, for cash or, in the case of a stock-for-stock transaction, which results in the holders of the outstanding voting power of the Company immediately prior to such transaction or series of transactions owning less than a majority of the outstanding voting securities for the election of directors in the continuing or surviving company or entity following such transaction or transactions.

          "Claim" - a written notice, asserting a breach of representation or warranty, covenant, agreement or other obligation contained in this Agreement or in any Transaction Document.

          "Code" - the Internal Revenue Code of 1986, as amended.

          "Common Stock" - common shares, par value $0.001 per share, of the Company.

          "Common Stock Voting Agreement" - means the Second Amended and Restated Common Stock Voting Agreement entered into among the holders of the Common Stock, in the form attached as Exhibit E.

          "Communications Licenses" - means the licenses referenced on Part 3.09(b) of the Disclosure Schedule.

          "Communications Regulation" as defined in Section 7.01(b) of the Agreement.


                                       2

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Convertible Note and Stock Purchase Agreement

          "Company" - as defined in the preamble of this Agreement.

          "Company's Intellectual Property" - as defined in Section 3.17(a) of the Agreement.

          "Company Threshold" - as defined in Section 12.02(c) of this Agreement.

          "Confidential Information" - means information of any kind in written, documentary or other tangible form disclosed by one party to this Agreement to any other party to this Agreement clearly identified (whether with a stamp, legend or other marking or orally) as confidential at the time of the disclosure, including, but not limited to, (i) information of a financial, business, planning, marketing or technical nature, (ii) models, tools, hardware and software, and (iii) any documents, reports, memoranda, notes, files or analyses prepared by or on behalf of the receiving party that contain, summarize or are based upon any of the foregoing; provided, however, that "Confidential Information" shall not include information that: (i) is publicly available prior to the date of this Agreement; (ii) becomes publicly available after the date of this Agreement through no wrongful act of the receiving party; (iii) is furnished to others by the disclosing party without similar restrictions on their right to use or disclose; (iv) is rightfully known by the receiving party without any confidentiality restrictions at the time of receipt of such information from the disclosing party or becomes rightfully known to the receiving party without confidentiality restrictions from a source other than the disclosing party; or (v) is independently developed by the receiving party by persons who did not have access, directly or indirectly, to the Confidential Information.

          "Confidentiality Agreements" - those certain agreements between the Company and an Investor, if any, regarding the provision of Confidential Information to each such Investor.

          "Consents" - all consents, waivers, approvals, allowances, authorizations, declarations, filings, recordings, registrations, validations or exemptions and notifications.

          "Convertible Note Closing" - as defined in Section 2.02(a) of this Agreement.

          "Convertible Noteholders" means the holders of the Convertible Notes.

          "Convertible Notes" means the 10% Convertible Promissory Notes of the Company due February 16, 2010 in the form of Exhibit I hereto issued to the purchasers identified on Schedule II hereto in the principal amounts set forth on Schedule II hereto.

          "Damages" - all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorneys' fees and expenses), actions, causes of action, assessments, judgments or amounts paid in settlement, whether or not involving a third party claim.

          "Disclosure Schedule" - the Disclosure Schedule delivered by the Company to the Investors concurrently with the execution and delivery of this Agreement, as supplemented or amended as provided herein.


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Convertible Note and Stock Purchase Agreement

          "Encumbrance" - any charge, claim, "adverse claim" (as defined in Section 8-102(a)(1) of the New York Uniform Commercial Code), community property interest, condition, equitable interest, easement, encumbrance, option, lien, pledge, hypothecation, assignment, deposit arrangement, security interest (preference, priority or other security agreement or preferential arrangement of any kind), mortgage, deed of trust, retention of title agreement, right of first refusal, right of first offer, preemptive right, or other restriction or granting or any rights of any kind (including any restriction on, or right granted with respect to, the use, voting, transfer, receipt of income or exercise of any other attribute of ownership).

          "Environmental Laws" - any and all applicable Laws and Permits issued, promulgated or entered into by any Governmental Entity relating to the environment, the protection or preservation of human health or safety, including the health and safety of employees, the preservation or reclamation of natural resources, or the management, Release or threatened Release of Hazardous Materials.

          "ERISA" - the Employee Retirement Income Security Act of 1974, as amended.

          "Facilities" - any buildings, plants or structures, owned, operated or leased by the Company and its Subsidiaries or located on any Real Property.

          "FCC" - means the United States Federal Communications Commission.

          "Financial Statements" - as defined in Section 3.06(a) of this Agreement.

          "Foreign Licenses" - as defined in Section 3.25(c) of this Agreement.

          "GAAP" - generally accepted accounting principles of the United States as in effect from time to time.

          "Governmental Entity" - any: (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal or governmental or quasi-governmental authority of any nature (including any governmental agency, political subdivisions, instrumentalities, branch, department, official, or entity); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature pertaining to government.

          "Guaranteed MH Obligations" as defined in Section 13.17 of the Agreement.

          "Guaranteed PCG Obligations" as defined in Section 13.16 of the Agreement.

          "Hazardous Materials" - those hazardous materials, substances or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including PCBs, pollutants, explosive or regulated radioactive materials or substances, hazardous wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.


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Convertible Note and Stock Purchase Agreement

          "Indemnified Party" - as defined in Section 12.01(b) of the Agreement.

          "Initial Closing" - as defined in Section 2.02(a) of this Agreement.

          "Initial Closing Date" - as defined in Section 2.02(a) of this Agreement.

          "Initial Share Closing" as defined in Section 2.02(b) of this Agreement.

          "Initial Tranche Series B Preferred Stock" as defined in Section 2.01(a) of this Agreement.

          "Insolvency Event" means (i) the Company or any Material Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (ii) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary of the Company (which shall not have been dismissed) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or (iii) an order for relief shall be entered against the Company or any Material Subsidiary of the Company under the federal bankruptcy laws as now or hereafter in effect.

          "Insurance Policies" - as defined in Section 3.16 of this Agreement.

          "Intellectual Property" - all United States and foreign (a) patents, patent applications, patent disclosures and inventions and discoveries which may be patentable and improvements thereto, (b) registered and unregistered trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, including all marks registered in the United States Patent and Trademark Office, (c) copyrights in both published and unpublished works and registrations and applications for registration thereof, (d) computer software, data and documentation, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information) (collectively, "Trade Secrets") and (f) copies and tangible embodiments thereof (in whatever form or medium).

          "Investors" - as defined in the preamble of this Agreement.


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Convertible Note and Stock Purchase Agreement

          "IRS" - the United States Internal Revenue Service or any other successor agency, and, to the extent relevant, the United States Department of the Treasury.

          "ITAR" means International Traffic in Arms Regulation, 22 C.F.R. Sections 120-130.

          "Latest Audited Balance Sheet" - means the audited consolidated balance sheet of the Company as of December 31, 2004 as set forth on Part 3.06 of the Disclosure Schedule (after giving effect to the adjustments set forth on Part 3.06(b) of the Disclosure Schedule).

          "Latest Balance Sheet" - means the unaudited consolidated balance sheet of the Company as of November 30, 2005 as set forth on Part 3.06 of the Disclosure Schedule. For purposes of the representations and warranties made on and as of the Subsequent Closing Date, Latest Balance Sheet shall mean the consolidated balance sheet of the Company as of December 31, 2006 audited by an independent accounting firm of recognized national standing (or, if the Majority Holders elect to waive the condition that the Latest Balance Sheet be audited by an independent accounting firm of recognized national standing prior to the Subsequent Closing, the unaudited balance sheet as of December 31, 2006) provided in the updated Disclosure Schedule delivered pursuant to Section 7.06 on the Subsequent Closing Date.

          "Laws" - means all laws, principles of common law, statutes, constitutions, treaties, rules, regulations, ordinances, codes, rulings, Orders and determinations of all Governmental Entities.

          "Leased Property" - as defined in Section 3.13(a) of this Agreement.

          "Leases" - all leases, subleases, rights to occupy or use and other arrangements with respect to Real Property, including, in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.

          "Liability" - all debts, liabilities and obligations whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, due or to become due, whenever or however arising (including, whether arising out of any contract or tort based on negligence, strict liability or otherwise).

          "Majority Holders" - means the Investors (or their assignees) holding a majority of shares of Series B Preferred Stock (or Common Stock or other securities issued upon conversion or exchange thereof) issued pursuant to this Agreement (including shares of Series B Preferred Stock issued upon conversion of Convertible Notes purchased hereunder).

          "Material Adverse Change" means a material adverse change, or any development(s) that would, with the passage of time, reasonably be expected to result in a material adverse change (in each case, individually or in the aggregate with all such changes or developments), in the condition, financial or otherwise, business, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Any determination as to whether any change or development is a Material Adverse Change shall only be made after taking into account all insurance coverages and indemnifications (to the extent the Company has received payment with respect thereto to which the Company is entitled and taking into account


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Convertible Note and Stock Purchase Agreement

the likelihood and timing of any payments (if any) to be received under such insurance coverages and/or indemnifications and the creditworthiness of the insurer and/or indemnitor).

          "Material Adverse Effect" - When used in connection with the Company or its Subsidiaries, any change or effect that, individually or in the aggregate with any such other changes or effects, is materially adverse to the condition, financial or otherwise, business, assets, results of operations or prospects of the Company and its Subsidiaries taken as a whole which, individually or in the aggregate, results in a diminution in the value of the Series B Preferred Stock issued to the Investors on the Initial Closing Date in excess of five hundred thousand dollars ($500,000) (assuming, for this purpose that all outstanding shares of Series B Preferred Stock and Series A Preferred Stock were converted to Common Stock). Any determination as to whether any change or effect has a Material Adverse Effect shall only be made after taking into account all insurance coverages and indemnifications (to the extent the Company has received payment with respect thereto to which the Company is entitled and taking into account the likelihood and timing of any payments (if any) to be received under such insurance coverages and/or indemnifications and the creditworthiness of the insurer and/or indemnitor).

          "Material Contract" - as defined in Section 3.15 of this Agreement.

          "Material Subsidiary" - means ORBCOMM LLC, ORBCOMM License Corp., Stellar Communications Ltd. and any other Subsidiary of the Company that would constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X of the promulgated under the Securities Act (excluding Satcom and ORBCOMM Europe).

          "Options" - all options to purchase Common Stock.

          "ORBCOMM Europe" - ORBCOMM Europe, LLC, a Delaware limited liability company, and its Subsidiaries.

          "ORBCOMM LLC" - ORBCOMM LLC, a Delaware limited liability company.

          "Order" - any award, decision, stipulation, injunction, judgment, order, ruling, subpoena, writ, decree or verdict entered, issued, made or rendered by any Governmental Entity.

          "Owned Property" - as defined in Section 3.13 of this Agreement.

          "PCG Entities" - means collectively PCG Satellite Investments, LLC, CALPERS PCG Corporate Partners, LLC and any Affiliate(s) of either of the foregoing.

          "Permit" - all licenses, permits, certificates, Consents or other authorizations, issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law.

          "Permitted Encumbrances" - means (i) in respect of real property, Encumbrances consisting of zoning or planning restrictions, easements, covenants, Permits or other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such real property as currently operated,
(ii) Encumbrances for Taxes, assessments or governmental charges or levies on property not yet due


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Convertible Note and Stock Purchase Agreement

and payable or which are being contested in good faith and for which appropriate reserves are maintained, (iii) Encumbrances of landlords, carriers, warehousemen, mechanics and other Encumbrances imposed by law and incurred in the ordinary course of business, (iv) for personal property, Encumbrances for purchase money obligations incurred in the ordinary course of business consistent with past practice, (v) Encumbrances set forth on any section of Part
3.14 of the Disclosure Schedule and (vi) other Encumbrances (other than mortgages, deeds of trust, title retention agreements or similar security interests) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          "Person" - any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Entity, including any successor (by merger or otherwise) of such entity.

          "Preferred Stock Voting Agreement" - means the Second Amended and Restated Preferred Stock Voting Agreement to be entered into among the holders of the Series A Preferred Stock and the Series B Preferred Stock, in the form attached hereto as Exhibit D.

          "Purchase Price" - as defined in Section 2.01(b) of this Agreement.

          "Qualified Public Offering" - shall have the meaning set forth in the Restated Certificate.

          "Qualified Sale" - shall have the meaning set forth in the Restated Certificate.

          "Real Property" - as defined in Section 3.13 of this Agreement.

          "Registration Rights Agreement" - the Second Amended and Restated Registrations Rights Agreement to be entered into between the Company, certain stockholders of the Company and the Investors in the form attached hereto as Exhibit B.

          "Release" - defined in Section 101(22) of CERCLA.

          "Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "Restated Certificate" - the Third Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A.

          "Satcom" - Satcom International Group Plc, an English public limited company, and its Subsidiaries.

          "Satellite and Ground Earth Station Assets" - as defined in Section 3.14(a) of the Agreement.

          "Securities Act" - the Securities Act of 1933, as amended.

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Convertible Note and Stock Purchase Agreement

          "Securities Exchange Act" - the Securities Exchange Act of 1934, as amended.

          "Series A Preferred Stock" - means the Series A Convertible Redeemable Preferred Stock, par value $0.001 per share of the Company.

          "Series B Preferred Stock" - means the Series B Convertible Redeemable Preferred Stock, par value $0.001 per share, of the Company.

          "Settlement" - as defined in Section 7.01(c) of the Agreement.

          "Stockholders Agreement" - means the Second Amended and Restated Stockholders Agreement to be entered into among the Company, the Investors and other stockholders of the Company in the form attached hereto on Exhibit C.

          "Shares" - means shares of the Company's Series B Preferred Stock.

          "Subsequent Closing" - as defined in Section 2.02(c).

          "Subsequent Closing Date" - as defined in Section 2.02(c).

          "Subsequent Closing Termination Date" shall mean (i) March 12, 2007 if the Company has delivered the 2006 Audited Financial Statements to Investors on or prior to February 15, 2007 or if the Majority Holders otherwise waive the condition in Section 10.12 prior to March 12, 2007, (ii) the date that is 15 days after delivery by the Company of the 2006 Audited Financial Statements to Investors if such 2006 Audited Financial Statements are delivered to Investors after February 15, 2007 and the Majority Holders do not waive the condition in
Section 10.12 or (iii) any date after March 12, 2007 designated by the Majority Holders prior to the date that is contemplated by clause (ii) if the Majority Holders waive the condition in Section 10.12 after March 12, 2007; provided, however, that the Majority Holders may, in their sole discretion, designate any date on or after April 30, 2007 as the Subsequent Closing Termination Date irrespective of whether the condition in Section 10.12 is waived (it being understood that if the Majority Holders designate a date pursuant to this proviso and the Company delivers the 2006 Audited Financial Statements prior to such date, the Subsequent Closing Termination Date shall be the earlier of (a) the date so designated and (b) 15 days after delivery of the 2006 Audited Financial Statements).

          "Subsidiary" - any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of the Person or a combination thereof; for purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control

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Convertible Note and Stock Purchase Agreement

any managing member or general partner of such limited liability company, partnership, association or other business entity. For purposes of this Agreement (other than Section 3.06) Satcom International Group plc and Orbcomm Europe LLC shall be deemed to be Subsidiaries of the Company, but only with respect to matters, conditions, events or circumstances occurring or arising after October 7, 2005.

          "Taxes" - all taxes, charges, duties, fees, levies or other assessments, including, without limitation, income, excise, property, sales, use, gross receipts, recording, insurance, value added, profits, license, withholding, payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Entity, and including any interest, penalties and additions attributable thereto.

          "Third Party Licenses" as defined in Section 3.25(a) of this Agreement.

          "Threshold" - as defined in Section 12.02(b) of this Agreement.

          "to the knowledge" - means the actual knowledge of the executive officers of a Person after reasonable inquiry.

          "Transaction" or "Transactions" - means the transactions contemplated by this Agreement and the Transaction Documents, including, without limitation, the transactions contemplated by Section 2.01(a), (b) and (c).

          "Transaction Documents" - means this Agreement, the Restated Certificate, the Stockholders Agreement, Registration Rights Agreement, the Preferred Stock Voting Agreement, the Common Stock Voting Agreement, the Convertible Notes and any certificate, schedule, agreement or other document required to be delivered pursuant to this Agreement.

          "Warrant" - means the warrants of the Company issued to the purchasers in connection with the issuance of the Convertible Notes.

                                   ARTICLE II

                      SALE AND TRANSFER OF NOTES AND SHARES

               2.01 Sale and Purchase of Convertible Notes and Shares.

               (a) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX of this Agreement, at the Convertible Note Closing, the Company will sell to the Investors, and the Investors will purchase from the Company, the Convertible Notes and Warrants in the form set forth as Exhibit I and Exhibit I-A hereto in the principal amounts set forth opposite such Investors name on Schedule I hereto. The principal amount of the Notes purchased shall be paid at the Convertible Note Closing in cash. The Convertible Notes purchased on the Initial Closing Date by the Investors shall automatically convert into 136,476 shares of Initial Tranche Series B Preferred Stock immediately following the Convertible Note Closing pursuant to the terms of Section 6(c) of each Convertible Note. The Series B Preferred Stock issued pursuant to the automatic conversion of the Convertible

Convertible Note and Stock Purchase Agreement

     Notes as described in this Section 2.01(a) shall be the "Initial Tranche Series B Preferred Stock."

               (b) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX of this Agreement, at the Initial Share Closing, the Company will sell to the Investors, and the Investors will purchase from the Company, the number of Shares set forth opposite such Investor's name on Schedule I hereto under the heading "Initial Closing" at a price of $4.03 per Share (the "Purchase Price"). The Purchase Price shall be paid at the Initial Closing in cash.

               (c) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and X of this Agreement and subject to the last sentence of Section 2.02(c), unless otherwise agreed to by the Company and the Majority Holders, at the Subsequent Closing, the Company will sell to the Investors, and the Investors will purchase from the Company, the number of Shares set forth opposite such Investor's name on Schedule I under the heading "Subsequent Closing" at the Purchase Price.

               (d) The obligations of Investors to purchase Shares and Convertible Notes allocated to them on Schedule I hereto are several and not joint.

               2.02 Convertible Note Closing, Initial Share Closing and Subsequent Closing.

               (a) Convertible Note Closing. The closing of the transactions contemplated by Section 2.01(a) of this Agreement and the Transaction Documents (the "Convertible Note Closing") will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York City, at 10:00 a.m. Eastern time, on December 30, 2005 subject to the satisfaction or waiver of all the conditions set forth in Articles VIII and IX hereof or such other date, place or time agreed to by the Company and the Majority Holders (such date of the Convertible Note Closing being hereinafter referred to as the "Initial Closing Date"). The Company shall deliver to each Investor a Convertible Note, a certificate representing Warrants and a certificate representing such shares as the Convertible Notes purchased by such Investor convert in to, against payment of the purchase price therefor by wire transfer of immediately available funds to such bank and account specified by the Company, cancellation of indebtedness (including by way of crediting the Transaction Expenses described in Section 13.01 against payment of the purchase price), or any combination thereof.

               (b) Initial Share Closing. The closing of the transactions contemplated by Section 2.01(b) of this Agreement and the Transaction Documents (the "Initial Share Closing" and together with the Convertible Note Closing, the "Initial Closing") will take place on the Initial Closing Date immediately following the Convertible Note Closing. The Company shall deliver to each Investor a certificate representing the Shares purchased by such Investor against payment of the purchase price therefor by wire transfer of immediately available funds to such bank and account specified by the Company, cancellation of indebtedness, or any combination thereof.

Convertible Note and Stock Purchase Agreement

               (c) Subsequent Closing. Subject in all respects to the last sentence of this paragraph, the subsequent closing (the "Subsequent Closing") of the transactions contemplated by this Agreement and the Transaction Documents will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York City, at 10:00 a.m. Eastern time, on March 1, 2007 (or on a date designated by the Majority Holders (upon no less than two (2) business days written notice to the Company) that is on or prior to the Subsequent Closing Termination Date if the Audited 2006 Financial Statements have not been delivered to Investors prior to February 15, 2007), subject to the satisfaction or waiver of all conditions set forth in Articles VIII and X hereof, or such other date, place or time agreed to by the Company and the Majority Holders (such date of the Closing being hereinafter referred to as the "Subsequent Closing Date"). The Company shall deliver to each Investor a certificate representing the Shares such Investor is purchasing at the Subsequent Closing, against payment of the purchase price therefor by wire transfer of immediately available funds to such bank and account specified by the Company, cancellation of indebtedness, or any combination thereof. Notwithstanding any of the foregoing, the obligation of the Investors to purchase Shares and the Company's obligation to sell Shares under Section 2.01(c) hereof shall terminate in full (i) upon consummation of a Qualified Sale or Qualified Public Offering or (ii) on the Subsequent Closing Termination Date (unless the Company and the Majority Holders agree otherwise) if the Subsequent Closing has not occurred on or by such date (provided that the Company's obligation to sell such Shares shall not terminate if the Subsequent Closing has not occurred as a result of a breach by the Company of its obligations under this Agreement and an Investor's obligation to purchase such Shares shall not terminate if the Subsequent Closing has not occurred as a result of a breach by such Investor of its obligations under this Agreement).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

               The Company and ORBCOMM LLC hereby jointly and severally represent and warrant to each of the Investors on each of the date hereof, the Initial Closing Date and if the Subsequent Closing occurs, the Subsequent Closing Date as follows:

               3.01 Organization and Good Standing. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full power and authority to conduct its business in the manner in which it is presently being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not have a Material Adverse Effect. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so qualified, licensed and in good standing, individually or in the aggregate, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. ORBCOMM LLC is a limited liability company, duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and has full power and authority to conduct its business in the manner in which it is presently being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority


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

Convertible Note and Stock Purchase Agreement

would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. ORBCOMM LLC is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so qualified, licensed and in good standing, individually or in the aggregate, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Part 3.01 of the Disclosure Schedule lists each jurisdiction in which the Company or ORBCOMM LLC is qualified to do business. True and complete copies of the Certificate of Incorporation and Bylaws, as amended to date, of the Company and the Certificate of Formation and Limited Liability Company Operating Agreement, as amended to date, of ORBCOMM LLC have previously been delivered or made available to the Investors.

               3.02 Capitalization; Title to Shares and Structure.

               (a) As of the execution of this Agreement, the authorized capital stock of the Company consists of seventy five million (75,000,000) shares of Common Stock and fifteen million (15,000,000) shares of Series A Preferred Stock. Immediately prior to the Initial Closing, eight million five hundred thirty five thousand twenty six (8,535,026) shares of Common Stock and fourteen million fifty three thousand six hundred eleven (14,053,611) shares of Series A Preferred Stock were issued and outstanding all of which were validly issued, fully paid and non-assessable. Immediately prior to the Convertible Notes Closing, Convertible Notes with a principal balance of twenty four million four hundred sixty nine thousand dollars ($24,469,000) were outstanding, which are convertible into six million seventy one thousand six hundred twenty two (6,071,687) shares (after eliminating fractional shares) of Initial Tranche Series B Preferred Stock. Schedule II hereto sets forth a true and accurate list of all of the Convertible Noteholders and the principal balance of the Convertible Notes held by each Convertible Noteholder as of the date of this Agreement and prior to the Convertible Note Closing.

               (b) Effective as of the Convertible Note Closing and prior to the Initial Share Closing, the authorized capital stock of the Company shall consist of 75,000,000 shares of Common Stock, 15,000,000 shares of Series A Preferred Stock and 13,000,000 shares of Initial Tranche Series B Preferred Stock. Effective as of the Convertible Note Closing and prior to the Initial Share Closing 8,535,026 shares of Common Stock, 14,053,611 shares of Series A Preferred Stock and 6,208,163 shares of Initial Tranche Series B Preferred Stock shall be issued and outstanding, and no Convertible Notes or Warrants shall be outstanding except for the subscription of Marble Arch Group Ltd. to purchase $250,000 of Convertible Notes, which shall be automatically converted into 62,034 shares of Series B Preferred Stock upon payment of the subscription.

               (c) Effective as of the Initial Share Closing, the authorized capital stock of the Company shall consist of 105,000,000 shares of Common Stock, 15,000,000 shares of Series A Preferred Stock and 30,000,000 shares of Series B Preferred Stock. Effective as of the Initial Share Closing (i) 8,535,026 shares of Common Stock, 14,053,611 shares of Series A Preferred Stock and 17,629,999 shares of Series B Preferred Stock shall be issued and outstanding and an additional 62,034 shares of Series B Preferred Stock shall be reserved for issuance to Marble Arch Group Ltd. upon the payment of the subscription price therefor, (ii)

Convertible Note and Stock Purchase Agreement

     10,297,767 shares of Series B Preferred Stock will be reserved for issuance to the Investors upon the Subsequent Closing; (iii) 45,000,000 shares of Common Stock will be reserved for issuance upon conversion of the Series A Preferred Stock and the Series B Preferred Stock; (iv) 7,351,905 shares of Common Stock will be reserved for issuance under the Company's Stock Option Plan, (v) 478,393 shares of Series A Preferred Stock shall be reserved for issuance upon the exercise of warrants to purchase Series A Preferred Stock and 2,876,993 shares of Common Stock shall be reserved for issuance upon exercise of warrants to purchase Common Stock.

               (d) The authorized capital of ORBCOMM LLC consists of 8,486,901 common membership interest units all of which are owned by the Company.

               (e) Part 3.02(e) of the Disclosure Schedule contains a true and complete list of the holders of the securities of the Company as of the date of this Agreement, indicating each holder's name, the type and amount of securities held, the exercise or conversion price, if any, and the redemption or repurchase price, if other than the nominal amount.

               (f) Except for (i) issuances of Shares pursuant to this Agreement and (ii) as otherwise disclosed on Part 3.02(e) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement or understanding, and, except as set forth in the Transaction Documents or as otherwise disclosed on Part 3.02(f) of the Disclosure Schedule, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. The Company is not subject to any obligation (i) to repurchase, redeem or otherwise acquire any shares of capital stock or securities convertible into capital stock of the Company, or (ii) to vote or to dispose of any shares of capital stock of the Company or other equity securities except for the sale of Shares pursuant to this Agreement or as set forth in the Transaction Documents.

               (g) There are no options, warrants, convertible notes, convertible securities or other rights to acquire interests of ORBCOMM LLC outstanding.

               (h) All issued and outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Convertible Notes of the Company have been as of the date of this Agreement or will be as of the Initial Share Closing and the Subsequent Closing, duly authorized and validly issued, fully paid and nonassessable, and issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. The Shares being purchased by the Investors hereunder, and the Shares issuable to the Investors pursuant to the conversion of the Convertible Notes purchased by the Investors hereunder, when issued or sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable (assuming payment of the purchase price thereof), and will be free of restrictions on transfer

Convertible Note and Stock Purchase Agreement

     other than restrictions on transfer expressly stated in the Transaction Documents and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares will be as of the Initial Closing and the Subsequent Closing duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate and upon payment therefor as provided in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer expressly stated in the Transaction Documents and under applicable state and federal securities laws.

               (i) Assuming each Investor's representations set forth in Section
     4.04 of this Agreement is true and correct, the offer, sale and issuance of the Convertible Notes and Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and the qualification requirements of all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of any such exemption.

               (j) The capitalization of the Company, (i) after giving effect to the Initial Closing and (ii) after giving effect to the Subsequent Closing, is set forth in the capitalization table set forth in Part 3.02(j) of the Disclosure Schedule (the "Capitalization Table"). Except as set forth in the Capitalization Table, Part 3.02(e) of the Disclosure Schedule or in the Transaction Documents, there are no outstanding securities of the Company or rights to acquire securities of the Company, including without limitation any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

               (k) The Convertible Notes purchased on the Initial Closing Date by the Investors shall automatically convert into 136,476 shares of Initial Tranche Series B Preferred Stock immediately upon purchase pursuant to
     Section 6(c) of each Convertible Note. The other Convertible Notes issued by the Company prior to the Initial Closing Date shall automatically convert into 6,071,687 shares of Initial Tranche Series B Stock pursuant to
     Section 6(c) of each Convertible Note on the Initial Closing Date. The Warrants shall automatically be terminated and cancelled upon the Convertible Note Closing pursuant to Section 10(b) thereof. The exercise price of each Series A Preferred Stock Warrant and each Common Stock Warrant as set forth in the column marked "Strike Price" on Part 3.02(e) of the Disclosure Schedule is the currently effective exercise price for such security and has not been amended, modified, adjusted (including any adjustment pursuant to anti-dilution provisions) or otherwise changed.

               3.03 Subsidiaries and other Investments. Part 3.03 of the Disclosure Schedule contains a true and complete list of each Subsidiary of the Company and sets forth for each: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; (iii) the number of issued and outstanding shares of capital stock or share capital; and
(iv) the holder or holders of record of such shares. All of the issued and outstanding membership interests of ORBCOMM LLC are owned of record and beneficially by the Company, free and clear of all Encumbrances. Except as set forth on Part 3.03 of the Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Subsidiary of ORBCOMM LLC are owned of record and beneficially by ORBCOMM LLC, free and clear of

Convertible Note and Stock Purchase Agreement

all Encumbrances. Except as set forth on Part 3.03 of the Disclosure Schedule, all of such shares are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive rights. Except as disclosed in Part 3.03 of the Disclosure Schedule, neither the Company nor any Subsidiary of the Company owns beneficially or otherwise, directly or indirectly, any capital stock or other securities or other ownership interest of any Person. Neither the Company nor any Subsidiary of the Company has any obligation to provide any funds to or invest additional capital in any Person in which the Company or any Subsidiary of the Company holds capital stock.

               3.04 Due Authorization; Enforceability. The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions by the Company have been duly authorized by all necessary or appropriate action (corporate or otherwise) and no other proceedings (corporate or otherwise) are necessary to authorize this Agreement or the Transaction Documents or to consummate the Transaction. This Agreement and those Transaction Documents executed or delivered on or prior to the date of this Agreement constitute, and prior to the Initial Closing the remaining Transaction Documents required to be executed after the date of this Agreement will constitute when executed, the valid and legally binding obligations of the Company (to the extent each is a party) (assuming that this Agreement and the Transaction Documents constitute the valid and binding obligations of the Investors) enforceable against the Company, in accordance with their terms, except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

               3.05 No Violation. Except for filings, Consents and Permits as are set forth in Part 3.05 of the Disclosure Schedule or that have been obtained prior to the Initial Closing, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the Transactions, will, with or without the giving of notice or lapse of time or both: (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws or similar organizational documents of the Company or any of its Subsidiaries; (b) require any Permit of any Governmental Entity or violate, conflict with or constitute a default under any of the terms or requirements of any Permit that is held by the Company or any of its Subsidiaries; or (c) result in a violation or breach of, or constitute a default (or give rise to any rights of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract or instrument to which the Company or any of its Subsidiaries is a party or any of their respective assets is subject; (d) violate, conflict with or result in any breach of any Law applicable to (i) the Company or any of its Subsidiaries; or (e) create any Encumbrance on any assets of the Company or any of its Subsidiaries, except, in the case of clauses (b), (c), (d) and (e) above, as would not have a Material Adverse Effect.

               3.06 Financial Statements.

               (a) The Company will have delivered to the Investors prior to the date of this Agreement true and correct copies of (i) an audited consolidated balance sheet of

Convertible Note and Stock Purchase Agreement

     ORBCOMM LLC and its Subsidiaries as of December 31, in each of the years 2002 and 2003, together with consolidated statements of income, and changes in shareholders' equity, and cash flow for the years then ended, including, in each case, the notes thereto and the reports of independent certified public accountants, (ii) an audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2004, together with consolidated statements of income, and changes in shareholders' equity and cash flow for the year then ended, including, in each case, the notes thereto and the reports of independent certified public accountants and
     (iii) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, June 30, September 30 and November 30, 2005 (other than, in the case of November 30, 2005, Satcom), together with consolidated statements of income and changes in shareholders' equity and cash flow, including notes thereto, if any for each such quarterly period (collectively, the "Financial Statements").

               (b) The Financial Statements were prepared from and in accordance with the Books and Records of the Company and its Subsidiaries and/or ORBCOMM LLC and its Subsidiaries, as the case may be, in accordance with GAAP consistently applied (except as indicated in the notes thereto) and fairly present the financial condition, results of operations, changes in shareholder's equity and cash flow of the Company and its Subsidiaries and/or ORBCOMM LLC and its Subsidiaries, as the case may be, in all material respects as of and for the periods indicated or as of the respective dates set forth therein, subject, in the case of interim financial statements, to normal and recurring year-end adjustments and, if applicable, the absence of notes thereto and, except in the case of all of the year ended audited Financial Statements, for the adjustments set forth in Part 3.06(b) of the Disclosure Schedule (together with the corresponding adjustments to the notes thereto) and, in the case of the interim financial statements, for such adjustments as may be necessary to apply adjustments of a substantially similar nature as are set forth in Part 3.06(b) of the Disclosure Schedule with respect to the year end audited Financial Statements to such interim financial statements and for the absence of consolidating Satcom International Group plc as of November 30, 2005. For purposes of delivery of this representation on the Subsequent Closing Date, "Financial Statements" shall be deemed to refer to (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2006 and as of December 31, 2005, together with audited consolidated statements of income, and changes in shareholders' equity and cash flow for the years then ended, including, in each case, the notes thereto and the reports of independent certified public accountants and
     (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries dated as of March 31, June 30, September 30, and December 31, 2006 together with consolidated statements of income and changes in shareholders' equity and cash flow, including notes thereto, if any for each such quarterly period.

               (c) As of the date of this Agreement and the Subsequent Closing Date, as applicable, the Company and its Subsidiaries do not have any Liabilities of a nature required by GAAP to be reflected on a balance sheet or described in the footnotes thereto that were not adequately reflected or reserved for in the Latest Balance Sheet, except (i) as set forth in the Disclosure Schedule, (ii) for current liabilities incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet or (iii) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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Convertible Note and Stock Purchase Agreement

               (d) The Company has delivered to the Investors true and correct copies of the statutory financial statements of Satcom for the year ended December 31, 2004 filed with the applicable Governmental Entity in the United Kingdom in the ordinary course of business.

               (e) On November 30, 2005, there were 111,362 billable subscriber communicators provisioned on the ORBCOMM system.

               3.07 Absence of Certain Changes. Except as set forth in Part 3.07 of the Disclosure Schedule or as expressly permitted by this Agreement or the Transaction Documents, since the date of the Latest Balance Sheet, the Company and its Subsidiaries have been operated only in the ordinary course of business and the Company and its Subsidiaries have not suffered any Material Adverse Effect, and no condition or event, change or development has occurred which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement and the Subsequent Closing Date, as applicable, except (i) as set forth in the Disclosure Schedule,
(ii) as reflected or reserved against on the Latest Balance Sheet or (iii) for current liabilities incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet, the Company has no Liabilities that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               3.08 Litigation. None of the Company or any of its Subsidiaries are subject to any Order that prevents any of them from entering into this Agreement or consummating the Transactions, or that materially restricts the right or ability of the Company or any of its Subsidiaries to carry on their business as now conducted or proposed to be conducted. Except as set forth in
Part 3.08 of the Disclosure Schedule, none of the Company or any of its Subsidiaries, or any officer or director of any such entities is a party to or engaged in any Action, nor is there any Action, suit, proceeding, or investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries, or any officer or director of any such entities, which (i) questions the validity of this Agreement or any of the Transaction Documents, (ii) questions the right of the Company or any officer or director of any such entities to enter into such agreements, (iii) questions or restricts the ability of the Company, any Subsidiary, or any officer or director of any such entities to consummate the Transactions, or (iv) would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or in any material impairment of the right or ability of the Company or any of its Subsidiaries, taken as a whole, to carry on their business as now conducted or proposed to be conducted. Except as set forth in Part 3.08 of the Disclosure Schedule, none of the Company, any Subsidiary of the Company, or any officer or director of any such entities is a party to, named in or subject to, and none of their assets are bound by, any order, writ, injunction, judgment, or decree of any court, government, agency, or instrumentality. Except as set forth in Part
3.08 of the Disclosure Schedule, there is no action, suit, proceeding or investigation initiated by the Company or any Subsidiary of the Company or any officer or director of any such entities currently pending or that the Company or any of its Subsidiaries currently intends to initiate.

               3.09 Compliance with Laws; Permits.

Convertible Note and Stock Purchase Agreement

               (a) Except as set forth in Part 3.09(a) of the Disclosure Schedule, each of the Company and its Subsidiaries is, and has been, in compliance in all material respects with all Laws and Orders applicable to them or to the conduct or operation of the Business or the ownership or use of any of their respective assets, except for such violations or non-compliance as would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Part 3.09(a) of the Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review.

               (b) The Company and each of its Subsidiaries has or will have as of the Initial Closing and the Subsequent Closing, as applicable, all Permits which are required in order to conduct the Business as presently conducted and as it will be conducted immediately following the closing and to own and operate their respective properties and assets, except for such Permits which if not obtained or held, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Part 3.09(b) of the Disclosure Schedule contains a complete and accurate list of material Permits held by the Company and its Subsidiaries. The Company and each of its Subsidiaries is in compliance with each such Permit, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (c) The Company is not required to register any class of its securities under or pursuant to the Securities Exchange Act.

               3.10 Environmental Matters. The Company and each of its Subsidiaries are, in compliance with, and are not in violation of or liable under, any Environmental Law, including in connection with the acquisition, storage, handling, transportation, processing, use, disposal or recycling of any goods or materials, whether as raw materials, work-in-process, finished goods or otherwise, except as would not reasonably be expected to have a Material Adverse Effect.

               3.11 Taxes.

               (a) Except as set forth on Part 3.11(a) of the Disclosure Schedule, all federal, state, local and foreign tax returns required to be filed by or on behalf of the Company and its Subsidiaries or any consolidated, combined, affiliated or unitary group of which the Company and its Subsidiaries are or have ever been a member (including without limitation any information returns or other statements relating to Taxes) have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired. Except as set forth on Part 3.11(a) of the Disclosure Schedule, all Taxes with respect to taxable periods covered by such tax returns and all other material Taxes for which the Company and its Subsidiaries otherwise liable that are due have been paid in full (and if applicable properly withheld), and adequate reserves have been established in accordance with GAAP with respect to all unpaid Taxes that are not yet due and payable.

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Convertible Note and Stock Purchase Agreement

               (b) Except as set forth on Part 3.11(b) of the Disclosure Schedule, all Taxes with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority for which the Company and its Subsidiaries are or might otherwise be liable have been paid in full or adequate reserves have been established in accordance with GAAP. Except as set forth on Part 3.11(b) of the Disclosure Schedule, there is no audit, examination, deficiency or refund Action pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to any Taxes and no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation with respect to any Taxes.

               (c) Except as set forth on Part 3.11(c) of the Disclosure Schedule, no Encumbrances for Taxes exist with respect to any of the assets of the Company or its Subsidiaries, except for item (ii) of the definition of Permitted Encumbrances.

               (d) There is no tax sharing agreement or other agreement, order or obligation, written or verbal, binding upon the Company or any of its Subsidiaries relating to the payment of federal or state income, withholding or other taxes, including taxes of a foreign jurisdiction.

               3.12 Employee Benefit and Labor Matters.

               (a) Neither the Company nor any of its Subsidiaries is a party to any contract regarding collective bargaining or other contract with any labor union or association representing any employee employed by the Company or any of its Subsidiaries or otherwise engaged in the Business, nor does any labor union or collective bargaining agent represent any employee employed by the Company or any of its Subsidiaries or otherwise engaged in the Business. No contract regarding collective bargaining has been requested by, or is under discussion between management of the Company or its Subsidiaries (or any management group or association of which the Company or its Subsidiaries is a member or otherwise a participant) and, any group of employees employed by the Company or its Subsidiaries or otherwise engaged in the Business, nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against the Company or its Subsidiaries with the National Labor Relations Board or any other labor relations tribunal, nor are there any other current activities known to the Company or any of its Subsidiaries to organize any employees of the Company or its Subsidiaries into a collective bargaining unit. Except as set forth on Part 3.12(a) of the Disclosure Schedule, there is no unfair labor practice charge or complaint pending or, to the knowledge of the Company or its Subsidiaries, threatened. Except as set forth on Part 3.12(a) of the Disclosure Schedule, since April 23, 2001, there has been no labor strike, slow-down, work stoppage, arbitration, grievances or other work-related dispute involving the Company or any of its Subsidiaries or otherwise related to the Business, and no such dispute is now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries.

               (b) Part 3.12(b) of the Disclosure Schedule sets forth a true, accurate and complete list of each pension, retirement, savings, profit sharing, deferred compensation, medical, vision, dental and other health plan, disability, accident and life insurance plan,

Convertible Note and Stock Purchase Agreement

     bonus, stock option, stock purchase, incentive and special compensation and other plan and each other employee benefit plan, program, and contract (whether written or oral) which is related to the Business and to which the Company or any of its Subsidiaries or any of their respective Affiliates contributes or is required to contribute, or which the Company or any of its Subsidiaries, or any of their respective Affiliates, sponsors, maintains or administers or which is otherwise applicable to employees or categories of employees of the Company or any of its Subsidiaries (hereinafter referred to collectively as the "Plans"). Except as set forth on Part 3.12(b) of the Disclosure Schedule, to the knowledge of the Company or any of its Subsidiaries, the Plans have been in compliance in all material respects with the requirements of ERISA and the Code.

               (c) Except as set forth on Part 3.12(c) of the Disclosure Schedule, none of the Plans is subject to Title IV of ERISA or Section 412 of the Code.

               (d) None of the Company, any of its Subsidiaries or any of their Affiliates has ever sponsored, maintained, participated or contributed to or incurred any liability under any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA or a "multiple employer plan" as defined in
     Section 4.13(c) of the Code).

               (e) Except as required under Section 4980B of the Code, none of the Company or any of its Subsidiaries or any of their respective Affiliates has any obligation to provide post-retirement health benefits to employees of the Company or any of its Subsidiaries.

               (f) Part 3.12(f) of the Disclosure Schedule sets forth a true, accurate and complete list of each employment, consulting, termination, retention and severance contract. All such contracts are valid and enforceable, and no employee is in default in any material respect under any thereof. Except as set forth on Part 3.12(f) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement or the Transaction Documents nor the consummation of the Transactions will result in any obligation of the Company or any of its Subsidiaries to pay any employees of severance pay, or termination, retention or other benefits.

               3.13 Real Property Owned or Leased; Title to Assets.

               (a) Part 3.13(a) of the Disclosure Schedule contains a complete and accurate list of all real property owned by the Company and its Subsidiaries (the "Owned Property") and all real property leased, subleased, occupied or used by the Company and its Subsidiaries (the "Leased Property" and collectively with the Owned Property the "Real Property"), indicating in each case, the ownership, street address and use of each such property. The Company has previously delivered or made available to the Investors, true and complete copies of all deeds for the Owned Property.

               (b) Except as set forth in Part 3.13(b) of the Disclosure Schedule, and to the knowledge of the Company and its Subsidiaries, the Company and its Subsidiaries have good and marketable title to all of the Owned Property, free and clear of all Encumbrances, and are not subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature, except (i) liens for Taxes not yet due or payable,

Convertible Note and Stock Purchase Agreement

     (ii) inchoate mechanic and materialmen liens for construction in progress, and (iii) inchoate workmen's, repairmen's, warehousemen's and carrier's liens arising in the ordinary course of business and minor imperfections of title which do not, individually or in the aggregate, materially detract from the value or impair the use, occupancy, value or marketability of such Owned Property or impair the operations of the Company and its Subsidiaries.

               3.14 Sufficiency and Condition of Assets.

               (a) The properties, assets and rights owned or leased by the Company and its Subsidiaries constitute all properties (whether real or personal or tangible or intangible), assets and rights necessary for the Company and its Subsidiaries to conduct the Business after the Closing as it is presently being conducted and as it will be conducted on the Closing Date.

               (b) The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their respective personal property, free and clear of all Encumbrances, other than Permitted Encumbrances except as set forth in Part 3.14(b) of the Disclosure Schedule. The Facilities owned or leased by the Company and its Subsidiaries are in good operating condition and repair and free from any material defects, reasonable wear and tear excepted, and are suitable for the uses for which they are being used and are performing the functions for which they were intended.

               (c) Part 3.14(c) of the Disclosure Schedule contains a list of the Company's material tangible assets.

               (d) Part 3.14(d) of the Disclosure Schedule contains a list of
     (i) the location of each ground earth station (consisting of land, building, fixtures, improvements and telemetry, tracking and control equipment) and (ii) the number of satellites owned or leased by the Company or any Subsidiary (collectively referred to as the "Satellite and Ground Earth Station Assets"). Except as set forth in Part 3.14 of the Disclosure Schedule, the improvements to the Satellite and Ground Earth Station Assets and all material components used in connection therewith are in good operating condition and repair, reasonable wear and tear excepted, and are suitable for their intended purposes taking into account the satellite constellation as a whole and its ability to provide coverage and service to the Company, its customers and its business.

               3.15 Material Contracts.

               (a) Part 3.15(a) of the Disclosure Schedule identifies all of the following written agreements, contracts, obligations or commitments to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or affected:

               (i) all agreements for the employment or retention of any officer, employee or consultant which is not terminable by, the Company or any of its Subsidiaries on less than 60 days' notice without penalty or which provides for severance or other termination payment to any such officer, employee or consultant if terminated (except as imposed by Law);

Convertible Note and Stock Purchase Agreement

               (ii) all lease agreements pursuant to which the Company or any of its Subsidiaries is the lessee of, or holds or uses, or is the lessor of, or makes available for use, (A) any Real Property or (B) any machinery, equipment, vehicle or other tangible personal property, which has an aggregate annual future liability or receivable, as the case may be, in excess of $25,000 and is not terminable by the Company or any of its Subsidiaries by less than 60 days' notice without penalty;

               (iii) all agreements for the purchase by the Company or any of its Subsidiaries of inventory, materials, equipment, supplies or services (including any obligation to "take or pay" for such purchases or sales) which call for an aggregate consideration of more than $250,000 during the twelve month period ended December 31, 2005, or more than $500,000 over the remaining term of such contract or group of related contracts;

               (iv) all value added reseller agreements entered into by the Company or any of its Subsidiaries;

               (v) all service license agreements and country representative agreements entered into by the Company or any of its Subsidiaries;

               (vi) all agreements (other than those provided for in clause (iv) and (v) above) for the sale by the Company or any of its Subsidiaries or services or pursuant to which the Company or any of its Subsidiaries grants to any other Person a right or license to market or sell the services of the Company or any Subsidiary;

               (vii) all agreements relating in whole or in part to Intellectual Property (including any option, license or other contract under which the Company or any of its Subsidiaries is licensee or licensor of any such Intellectual Property and contracts with current or former employees, consultants or contractors regarding the appropriation or nondisclosure of any Intellectual Property) other than commercial software and hardware license agreements entered into in the ordinary course of business;

               (viii) all agreements evidencing indebtedness for borrowed money in an amount in excess of $50,000 and all agreements constituting guarantee or indemnities of obligations of third parties;

               (ix) all agreements providing for or containing any mortgage, pledge, security agreement, deed of trust, financing lease or similar instrument granting an Encumbrance upon any Real Property or personal property owned or used by the Company or any of its Subsidiaries;

               (x) all agreements evidencing any loans made to any Persons or to any officer, director or employee;

Convertible Note and Stock Purchase Agreement

               (xi) all stockholder agreements, joint venture agreements, joint marketing agreements, research and development agreements, and any other similar contracts;

               (xii) all agreements between or among the Company or any of its Subsidiaries, on the one hand and any of their Affiliates, on the other hand;

               (xiii) all agreements containing confidentiality or non-disclosure obligations to or from the Company or any of its Subsidiaries other than those entered into in the ordinary course of business;

               (xiv) all agreements for the purchase or sale (through the acquisition of shares, assets or by merger, reorganization, or otherwise) of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, operating unit or product line thereof;

               (xv) all agreements which limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area;

               (xvi) all agreements with any Governmental Entity;

               (xvii) all agreements containing any restrictions with respect to payment of dividends or any other distributions in respect of the capital stock of the Company or any of its Subsidiaries;

               (xviii) all agreements providing for a power of attorney to or from any Person;

               (xix) all open purchase orders in excess of ten thousand dollars ($10,000) for modems as of and since the Latest Balance Sheet; and

               (xx) all agreements which are otherwise material and is not described in any of the categories specified in this Section.

          Each item set forth or required to be set forth on Part 3.15(a) of the Disclosure Schedule is referred to herein as a "Material Contract."

               (b) Each Material Contract is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Neither the Company nor any of its Subsidiaries is in breach or default of or, to the knowledge of the Company, alleged to be in breach or default under any Material Contract except for such breaches and defaults that, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Part 3.15(b) of the Disclosure Schedule, to the knowledge of the Company and its Subsidiaries, the other parties thereto

Convertible Note and Stock Purchase Agreement

     have complied in all material respects with the obligations required to be performed by them thereunder. Except as set forth in Part 3.15(b) of the Disclosure Schedule, to the knowledge of the Company and its Subsidiaries, no event has occurred or circumstance exists that (with or without lapse of time or the giving of notice) may contravene, conflict with or result in a violation or breach of or give the Company or any of its Subsidiaries or any other Person the right to declare a default or exercise any remedy under or to accelerate the maturity of or to cancel, terminate or modify, any Material Contract, except for such as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries has previously delivered or made available to the Investors, true and complete copies of all Material Contracts.

               (c) The Company is not a party to any written agreement, contract obligation or commitment except for this Agreement, the Transaction Documents, the Material Contracts and such other agreements, contracts, obligations or commitments which are not material to the business operations or prospects of the Company.

               3.16 Insurance. Part 3.16 of the Disclosure Schedule contains a true and complete list of all policies to which the Company and its Subsidiaries are a party or which provides insurance coverage to or for the benefit of or with respect to the Company and its Subsidiaries or any director or employee of the Company and its Subsidiaries (the "Insurance Policies"). The Company has previously delivered to the Investor, true and complete copies of all Insurance Policies.

               3.17 Intellectual Property.

               (a) Part 3.17(a) of the Disclosure Schedule contains a true and complete list of all material registrations and applications for Intellectual Property owned by the Company or its Subsidiaries. In each case, the registration number, date of issuance or registration, and the title of such property is set forth in Part 3.17(a) of the Disclosure Schedule. The property referenced in Part 3.17(a) of the Disclosure Schedule, together with all designs, methods, inventions and know-how related thereto, and all trademarks, tradenames, service marks and copyrights owned by the Company or its Subsidiaries which have not been registered, is referred to as the "Company's Intellectual Property." Part 3.17(a) of the Disclosure Schedule lists all material licenses held by the Company or its Subsidiaries authorizing the use by the Company or its Subsidiaries of computer software, patents, trademarks, servicemarks, tradenames, copyrights, trade secrets or other items of intellectual property used or useful to the Company's business (other than commercially available over-the-counter "shrinkwrap" or "clickwrap" software). Part 3.17(a) of the Disclosure Schedule lists any material licenses, purchase options, or other interests held by any Person in the Company's Intellectual Property. There are no outstanding material options or agreements of any kind held or entered into by the Company or any of its Subsidiaries (other than the licenses listed in Part 3.17(a) of the Disclosure Schedule) with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

               (b) Except as set forth in Part 3.17(b) of the Disclosure Schedule, all of the Intellectual Property listed on Part 3.17(a) of the Disclosure Schedule is currently in

Convertible Note and Stock Purchase Agreement

     compliance with Law in all material respects (including payment of filing, examination, and maintenance fees and proofs of working or use), and is not subject to any maintenance fees or Taxes or actions falling due within ninety days after the Initial Closing Date or the Subsequent Closing Date, as applicable.

               (c) Except as set forth in Part 3.17(c) of the Disclosure Schedule, no Intellectual Property owned by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has any rights has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

               (d) Except as set forth in Part 3.17(d) of the Disclosure Schedule, to the knowledge of Company and its Subsidiaries, no Intellectual Property owned by the Company or any of its Subsidiaries is being infringed by any third party. Except as set forth in Part 3.17(d) of the Disclosure Schedule, none of the Company or any of its Subsidiaries has received written notice that any products manufactured and sold, or any process or know-how used, by the Company and its Subsidiaries infringes any Intellectual Property rights or other proprietary right of any other Person.

               (e) The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of its Intellectual Property.

               3.18 Customers. Part 3.18 of the Disclosure Schedule sets forth a list of the twenty most significant customers in terms of revenues to the Company and its Subsidiaries during the twelve month period ended September 30, 2005, showing the approximate total revenues of the Company and its Subsidiaries from each customer during the period then ended. Except to the extent set forth in Part 3.18 of the Disclosure Schedule, none of the Company or any of its Subsidiaries have received any notice or have any reason to believe that any significant customer of the Company or its Subsidiaries has ceased, or will cease, to use the products, equipment, goods or services of the Company or its Subsidiaries, or has substantially reduced or will substantially reduce, the use of such products, equipment, goods or services at any time. No purchase order listed on Part 3.15(a) of the Disclosure Schedule has been cancelled or reduced, and the Company and its Subsidiaries, to the knowledge of the Company, have not been notified of any reason that any purchaser will not fully perform and pay the purchase price pursuant thereto.

               3.19 Disclosure.

               (a) No representation or warranty of the Company in this Agreement and no statement contained in any Transaction Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

               (b) No notice given pursuant to Section 5.02 will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               3.20 Transactions With Affiliates. Except as set forth on Part
3.20 of the Disclosure Schedule or as set forth in the notes to the Financial Statements, there are no

Convertible Note and Stock Purchase Agreement

contracts, agreements or commitments between (a) the Company or (b) any of its Subsidiaries, on the one hand, and any other respective Affiliates, on the other hand. Except as set forth on Part 3.20 of the Disclosure Schedule or as set forth in the Notes to the Financial Statements, since January 1, 2004, all transactions and business dealings between the Company and its Subsidiaries, on the one hand, and any of their Affiliates, on the other hand, have been on an arms-length basis and on substantially prevailing market terms. For purposes of this Section 3.20, the term "Affiliates" shall be deemed to include (but not be limited to) any company in which any member, former member, executive officer or director of the Company or any Subsidiary of the Company holds a five percent (5%) or greater equity interest, individually or in combination with other executive officers or directors of the Company.

               3.21 Brokers or Finders. Except for UBS Securities LLC, L&L Capital Partners LLC and Certified Advisory Corp., neither the Company nor any of its Subsidiaries nor any of its or their respective Representatives has incurred any Liability payable by the Company or any of its Subsidiaries for brokerage or finders' fees or agents' commissions or other similar payment in connection with the negotiation, preparation, delivery or execution of this Agreement or the consummation of the Transactions, nor is there any basis, to the knowledge of the Company, for any such fee, commission or similar payment to be claimed by any Person.

               3.22 Registration Rights. Except as provided in the Registration Rights Agreement, the Company is not under any obligation to and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

               3.23 Employee Matters. As of the date hereof, the Company employs 79 full-time employees and zero part-time employees and engages seven consultants or independent contractors. Part 3.23 of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $200,000 for the fiscal year ended December 31, 2004 or is anticipated to receive compensation in excess of $200,000 for the fiscal year ending December 31, 2005.

               3.24 Side Letters. Except as set forth on Part 3.24 of the Disclosure Schedule and other than the Transaction Documents, neither the Company, any of its Subsidiaries or any of their Affiliates has any written understandings, arrangements, or agreements with any stockholder of the Company.

               3.25 FCC/Regulatory Matters.

               (a) The Company and its Subsidiaries have all licenses, permits, certificates, franchises, consents, waivers, registrations or other regulatory authorizations from each Governmental Entity that regulates telecommunications in each applicable jurisdiction, including without limitation, (i) the appropriate foreign Governmental Entities (together with any renewals, extensions, or modifications thereof and any additions thereto made as of the Closing Date, the "Foreign Licenses"); and (ii) the FCC (together with any renewals, extensions or modifications thereof and any additions thereto made as of the Closing Date, the "FCC Licenses") in each case that are required for the conduct of the

Convertible Note and Stock Purchase Agreement

     business of the Company and its Subsidiaries as presently conducted, except for Communications Licenses which if not obtained or held, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Authorizations held by the Company's or any of its Subsidiaries' Regional Licensees, Country Representatives, Subscriber Communicator Manufacturers, U.S. Value Added Resellers, or International Value Added Resellers are referred to as "Third Party Licenses." The FCC Licenses, Foreign Licenses and Third Party Licenses are hereafter collectively referred to as the "Communications Licenses." All of the Communications Licenses held by the Company and any Subsidiary are set forth in Schedule Part 3.09(b).

               (b) Each of the FCC Licenses and Foreign Licenses, and, to the knowledge of the Company, the Third Party Licenses, was duly issued, is valid and in full force and effect, has not been suspended, canceled, revoked or modified in any materially adverse manner and is not subject to conditions or requirements that are not generally imposed on such authorizations.

               (c) Each holder of an FCC License and Foreign License and, to the knowledge of the Company, a Third Party License, has operated in compliance with all terms thereof; and each holder of a Communications License is in compliance with, and the conduct of its business has been and is in compliance with, the Communications Act and any applicable non-U.S. regulations, and each such holder has filed all registrations and reports and paid all required fees, including any renewal applications, required by the Communications Act, any non-U.S. laws or regulations, except for such noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (d) There is no pending or, to the knowledge of the Company, threatened action by or before the FCC or any foreign Governmental Entity to revoke, cancel, suspend, modify or refuse to renew any of the FCC Licenses or Foreign Licenses, or, to the knowledge of the Company (without any obligation to make a present inquiry or investigation), any of the Third Party Licenses, and there is not now issued, outstanding or, to the knowledge of the Company, threatened, any notice by the FCC or any foreign Governmental Entity of any violation or complaint, or any application, complaint, or proceeding (other than applications, proceedings, or complaints that generally affect the Company's industry as a whole) relating to the business or operations of the Company or any Subsidiary or, to the knowledge of the Company, the business or operations of any holder of a Third Party License.

               (e) No event has occurred which permits the revocation or termination of any material FCC License or Foreign License or the imposition of any restriction thereon, or that would prevent any FCC License or Foreign License from being renewed on a routine basis or in the ordinary course.

               (f) The execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated thereby, and the issuance and delivery of the Convertible Notes and the Shares at the Initial Closing and the Subsequent Closing do not require any registration, filing, application or notice by the Company to the FCC or any foreign Governmental Entity, or any transfer, consent,

Convertible Note and Stock Purchase Agreement

     approval, audit, qualification, waiver or other action of any kind by the FCC or any foreign Governmental Entity, except that in the subsequent applications filed with the FCC it may be necessary to disclose any shareholders owning of record or voting ten (10) percent or more of the voting stock of the Company.

               (g) The issuance and sale of the Convertible Notes and the Shares on the date hereof by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated thereby, do not and will not result in any violation of the provisions of (a) the Communications Act or (b) any order or decree of the FCC.

               (h) Part 3.25(h) of the Disclosure Schedule contains a summary of the status of frequency registration at the International Telecommunications Union, including the frequency bands covered and any system that may claim priority for any frequency bands in use by the Company or any Subsidiary. To the knowledge of the Company, no person or entity has asserted that it has rights to operate a spacecraft in a manner that would result in interference with respect to any satellite operated by the Company or any Subsidiary or any satellite for which the Company or any Subsidiary has applied for a Communications License. To the knowledge of the Company, there are no asserted disputes with any third party (including, but not limited to, the FCC or any foreign Governmental Entity) with respect to the Company or any Subsidiary's continued ability to utilize any satellite in the manner that such satellite has been used in connection with the business of the Company and any Subsidiary to date.

               3.26 ITAR Matters.

               (a) ORBCOMM LLC's ITAR Registration, identified in Part 3.26 if the Disclosure Schedule, is presently in full force and effect in accordance with 22 C.F.R. Section 122, with the next renewal submission due on or before June 30, 2006;

               (b) The Company is the holder of 4 approved and active ITAR export authorizations, one approved but inactive ITAR export authorization and have now pending 2 additional export authorization requests, as identified in Part 3.26 of the Disclosure Schedules;

               (c) The ORBCOMM LLC ITAR Registration and the ORBCOMM LLC ITAR authorization and pending ITAR submissions listed in Part 3.26(a) of the Disclosure Schedule constitute the only licenses, permits, and authorizations presently required under ITAR to facilitate ORBCOMM's conduct of business, as such business has been conducted to date, other than such licenses, permits and authorizations which if not obtained or held, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (d) There is no proceeding, complaint or investigation against the Company or any of its Subsidiaries with respect to the Company's or any of its Subsidiary's ITAR compliance, pending or overtly threatened in writing by or before the Department of State Office of Defense Trade Controls, other than proceedings affecting the satellite industry

Convertible Note and Stock Purchase Agreement

     generally, which, if determined adversely to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect; and

               (e) The execution, delivery and performance this Agreement and the other Transaction Documents, the consummation of the transactions contemplated thereby, and the issuance and delivery of the Convertible Notes and the Shares at the Initial Closing and the Subsequent Closing does not violate any applicable provision of ITAR.

               3.27 Minute Books. The minute books of the Company made available to the Investors or their Representatives contain true and complete copies of
(i) minutes of all formal meetings of directors and stockholders since January 1, 2004 (and reflect all resolutions adopted at such meetings referred to in such minutes accurately in all material respects) and (ii) all resolutions of stockholders or directors adopted by written consent.

Except as expressly set forth herein or in the other Transaction Documents, the Company and ORBCOMM LLC makes no representation or warranty, express or implied, at equity, common law, by statute or otherwise.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

               Each Investor hereby severally, and not jointly, represents and warrants to the Company as follows:

               4.01 Organization and Good Standing. Such Investor is a corporation or entity, duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite power and authority (corporate or otherwise) to conduct its business in the manner in which it is presently being conducted, except where the failure to be so organized, existing, and in good standing or to have such power or authority would not prevent the consummation of the Transactions by such Investor.

               4.02 Due Authorization; Enforceability. Such Investor has all requisite power and authority (corporate or otherwise) to execute, deliver and perform, this Agreement and the Transaction Documents to which it is a party and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the Transactions by such Investor has been duly authorized by all necessary or appropriate action and no other proceedings are necessary to authorize this Agreement or the Transaction Documents to which it is a party or to consummate the Transactions. This Agreement and those Transaction Documents to which it is a party executed or delivered on or prior to the date of this Agreement constitute, and prior to the Initial Closing, the remaining Transaction Documents to which it is a party required to be executed after the date of this Agreement will constitute when executed, the valid and legally binding obligations of the Investor (assuming that this Agreement and the Transaction Documents to which it is a party constitute the valid and binding obligations of the Investor), enforceable against such Investor in accordance with their terms except as enforceability may be limited by applicable (i) bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or

Convertible Note and Stock Purchase Agreement

affecting creditors' rights and (ii) Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

               4.03 No Violation. Except for filings, Consents and Permits as are set forth in Part 4.03 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Investor nor the consummation of the Transactions will, with or without the giving of notice or lapse of time or both (i) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws or similar organizational documents of such Investor; (ii) require any Permit or Consent of any Governmental Entity to which the Investor is subject (except where the failure to obtain such Permits or Consents would not prevent the consummation of the Transactions);
(iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any contract of such Investor or to any other obligation of such Investor; (iv) violate, conflict with or result in any breach of any Order or Law applicable to such Investor, except, in the cases of subparagraphs (iii) and (iv) for such violations, breaches and defaults which do not, individually or in the aggregate, prevent the consummation of the Transactions by such Investor.

               4.04 Investment Intent.

               (a) Such Investor is acquiring the Convertible Notes and Shares solely for its own account for investment, and not with a view to distribution, resale, subdivision or fractionalization thereof in violation of applicable securities laws, and such Investor has no present plans to enter into any contract, undertaking, agreement or arrangement for the distribution, resale, subdivision or fractionalization of the Convertible Notes and Shares.

               (b) Such Investor understands that the Convertible Notes and Shares are being offered and sold pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder. Such Investor (i) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act; (ii) has the financial ability to bear the economic risk of such Investor's investment in the Company (including the complete loss of its investment); (iii) has adequate means of providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company and (iv) has not taken any action which would be encountered with or prevent compliance with the requirements of Rule 506 under Regulation D.

               (c) To the knowledge of such Investor, the Company has made available to such Investor and/or its attorney and/or its accountant and/or its representative all agreements, documents, books, records and reports that it or they have requested relating to an investment in the Company. Such Investor and/or its attorney and/or its accountant and/or its representative all have had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment. The foregoing, however, does not limit or modify the representations or warranties of the Company expressly set forth in Section 3 of this Agreement (as modified by the Disclosure Schedule) or the right of the Investors to rely thereon.

Convertible Note and Stock Purchase Agreement

               4.05 Brokers or Finders. Neither such Investors nor any of its Representatives have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the negotiation, preparation, delivery or execution of this Agreement or the consummation of the Transaction, nor is there any basis, to the knowledge of such Investor, for any such fee, commission or similar payment to be claimed by any Person.

               4.06 Liability to Co-Investors. Such Investor acknowledges that it is not relying upon any other Investor in making its investment or decision to invest in the Company. Such Investor has had the opportunity to request and obtain from the Company all the information such Investor considers necessary or appropriate for deciding whether to purchase the Shares. No Investor, nor the respective controlling persons, officers, directors, partners, agents or employees of any such Investor, shall be liable to any other Investor in connection with the information shared among Investors in connection with the transactions described herein.

                                   ARTICLE V

                            COVENANTS OF THE COMPANY

               5.01 Consents and Approvals. Promptly after the date of this Agreement, the Company will, and will cause its Subsidiaries to, (a) make all filings required by Law to be made by it or them in connection with the Transactions, (b) cooperate with the Investors with respect to all filings that the Investors elect to make or are required by Law or this Agreement to make in connection with the Transactions and (c) use commercially reasonable efforts to obtain all Consents, Permits and Orders of all Persons required to be obtained in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions, including all Consents set forth on Parts 3.05, 3.15 and 4.03 of the Disclosure Schedule.

               5.02 Notice of Certain Events. From the date of this Agreement until the Subsequent Closing Date (or termination of the Company's obligation to consummate the Subsequent Closing), the Company will promptly notify the Investors in writing of (i) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the execution, delivery or performance of this Agreement or any Transaction Document or the consummation of the Transactions; (ii) any notice or other communication from any Governmental Entity in connection with the Transactions;
(iii) any Actions or investigations commenced or, to the knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or its Subsidiaries which could reasonably be likely to have a Material Adverse Effect; (iv) any Order or notification relating to any material violation or claimed violation of Law involving or otherwise affecting the Company or any of its Subsidiaries; and (v) any failure of the Company or any of its Subsidiaries to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

               5.03 Use of Proceeds. The proceeds from the sale of the Shares hereunder shall be used (i) to pay costs associated with launching new satellites, and expanding and upgrading ground infrastructure, (ii) to pay all the accrued and unpaid dividends on the Company's Series A Preferred Stock through and including the Initial Closing Date, (iii) to

Convertible Note and Stock Purchase Agreement

purchase from Sagamore Hill Hub Fund, Ltd., and its affiliates ("Sagamore"), up to all of the shares of the Company's Series A Preferred Stock held by Sagamore as of the Initial Closing Date at a price per share not to exceed $2.84 per share plus accrued dividends thereon, and (iv) for working capital and other general corporate purposes of the Company and its Subsidiaries. Part 5.03 of the Disclosure Schedule sets forth the expected use of the proceeds with respect to the uses in clause (i) above from the sale of the Convertible Notes and Shares hereunder.

               5.04 FCC Matters. As soon as practicable, and in any event within thirty (30) Business Days after the date hereof, the Company shall make, or shall cause its Subsidiaries to make, a filing with or application to the FCC to ensure that the FCC's records reflect the 10% or greater shareholders of the Company and clarification of the entities controlling the Company and any Subsidiary.

               5.05 Further Assurances. From and after the date of this Agreement until the Subsequent Closing Date (or termination of the Company's obligation to consummate the Subsequent Closing), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to take promptly or cause to be taken, all actions, and do promptly, or cause to be done, all actions necessary, proper and advisable to cause the conditions set forth in Article X hereof to be satisfied; provided, however that the Company shall not be required to take any action by this Section 5.05 that would prevent the Company from consummating a Qualified Public Offering or Qualified Sale.

               5.06 Conduct. From and after the date of this Agreement until the Subsequent Closing Date (or termination of the Company's obligation to consummate the Subsequent Closing), the Company shall not, and shall cause each of its Subsidiaries (other than SATCOM or ORBCOMM Europe) not to, issue any equity securities (other than in a Qualified Public Offering) if the primary purpose of such issuance is to raise capital for the Company or any of its Subsidiaries. For the avoidance of doubt, the issuance of equity securities by the Company (i) pursuant to a employee stock option plan, directors arrangement or employment or consulting agreement or (ii) to vendors or financial institutions in connection with contracts or credit facilities, shall not be deemed to be for the primary purpose of raising capital.

               5.07 Delivery of Audited 2006 Financial Statements. The Company shall use commercially reasonable efforts to deliver to Investors the Audited 2006 Financial Statements as soon as reasonably practicable after the December 31, 2006.

               5.08 Chief Operating Officer. The Company shall use its commercially reasonable efforts to hire a Chief Operating Officer as soon as reasonably practicable following the date of this Agreement.

               5.09 Directors and Officers Insurance. The Company shall use commercially reasonable efforts to obtain Directors and Officers Insurance reasonably satisfactory to Investors (with a coverage amount of not less than $10,000,000) as soon as reasonably practicable following the date of this Agreement (and in any event within 90 days following the date of this Agreement).

Convertible Note and Stock Purchase Agreement

                                   ARTICLE VI

                             COVENANTS OF INVESTORS

               6.01 Cooperation by the Investors. From the date of this Agreement until the Subsequent Closing Date (or termination of the Investor's obligation to consummate the Subsequent Closing), the Investors will use commercially reasonable efforts to cooperate with the Company (i) to secure all Consents and Permits from Persons identified in Part 3.05, 3.09(a) and 4.03 of the Disclosure Schedule; (ii) to obtain any required FCC approval; and (iii) with respect to all filings required to be made by the Company pursuant to Law in connection with the Transactions.

                                  ARTICLE VII

                            COVENANTS OF THE PARTIES

               7.01 Reasonable Efforts.

               (a) Each party will use commercially reasonable efforts to cause all conditions precedent to its obligations to consummate the Transactions (upon the terms and conditions set forth in Articles VIII, IX and X, as applicable, to the Investors and the Company) to be satisfied provided, however that the parties shall not be required to take any action by this
     Section 7.01 that would prevent the Company from consummating a Qualified Public Offering or Qualified Sale.

               (b) In furtherance and not in limitation of the covenants of the parties contained in this Section 7.01, each party agrees to use commercially reasonable efforts to address such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the Communications Act of 1934, as amended, any rule, regulation or policy of the FCC, and/or any statute, rule, regulation or policy of any other Governmental Entity with respect to the operation of channels of radio communication and/or the provision of communications services (collectively, "Communications Regulation"). In connection with the foregoing, each party agrees to cooperate and use commercially reasonable efforts to assist in any defense by any other party hereto of the transactions contemplated by this Agreement before any Governmental Authority reviewing the transactions contemplated by this Agreement, including by promptly providing such information as may be reasonably requested by such Governmental Authority or such assistance as may be reasonably requested by the other party hereto in such defense.

               (c) If any objections are asserted with respect to the transactions contemplated hereby under any Communications Regulation or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Communications Regulation, the parties shall use commercially reasonable efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance of the parties' obligations under this Section 7.01, the Investors and the Company shall be required to (and, to the extent required by any Governmental Entity, shall cause any

Convertible Note and Stock Purchase Agreement

     Subsidiary to), propose, negotiate, commit to and enter into one or more settlements, undertakings, conditions, consent decrees, stipulations and other agreements with or to one or more Governmental Entity (each, a "Settlement") in connection with the transactions contemplated by this Agreement (including obtaining the requisite consent of such Governmental Entity); provided, however, that none of the parties nor any of their affiliates shall be required to take (or direct the taking of) any of the foregoing actions or any other action contemplated by this Section 7.01 that would reasonably be expected to have a Material Adverse Effect.

               7.02 Further Assurances. From time to time after the Initial Closing and the Subsequent Closing, the Company and the Investors will, at the other's reasonable request, and at the requesting party's expense, execute and deliver such instruments of transfer, conveyance, assignment and assumption, in addition to those delivered at the Initial Closing and the Subsequent Closing, and take such other action as any of them may reasonably request in order to evidence the consummation of the Transactions.

               7.03 Representation and Warranties. None of the Company or any of the Investors will take or omit to take any action, the effect of which could reasonably be expected to cause any of its representations and warranties made herein to be inaccurate on the Initial Closing Date or the Subsequent Closing Date, as the case may be.

               7.04 Public Announcements. No press release or announcement concerning the Transactions will be issued by any party without the prior consent of the other parties, except as such release or announcement may be required by Law, in which case the party required to make the release or announcement will, to the extent practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

               7.05 Confidentiality.

               (a) If the Transactions are not consummated, the parties will remain obligated under the Confidentiality Agreements.

               (b) The Confidentiality Agreements will be deemed terminated at and as of the Initial Closing, and the Company and each of the Investors agree that, from and after the Initial Closing, to protect all of the disclosing party's Confidential Information as confidential and proprietary information and, except with the prior written consent of the disclosing party or as otherwise specifically provided herein, shall not disclose, copy or distribute such Confidential Information to any other Person; provided that the Investors may disclose information on a confidential basis to their Representatives and Affiliates.

               (c) It shall not be deemed a breach of this Agreement if the receiving party produces the Confidential Information under order of a court of competent jurisdiction or a valid administrative, arbitral or congressional subpoena, provided that the receiving party promptly notifies the disclosing party of such event so that the disclosing party may seek an appropriate protective order.

               (d) The receiving party shall not make any use of the disclosing party's Confidential Information for its own benefit or for the benefit of any other Person.

Convertible Note and Stock Purchase Agreement

               (e) The receiving party shall not disclose all or any part of the disclosing party's Confidential Information to any Representative of the receiving party except on a need-to-know basis. The receiving party agrees to inform any of its Representatives who receive the disclosing party's Confidential Information of the confidential and proprietary nature thereof and of such Representative's obligations with respect to the maintenance of such Confidential Information in conformance with the terms of this Agreement.

               (f) The receiving party shall use the same degree of care to protect the confidentiality of the Confidential Information disclosed to it as it uses to protect its own Confidential Information, but in all events shall use at least a reasonable degree of care. Each party represents that such degree of care provides adequate protection for its own proprietary information.

               (g) The receiving party shall immediately advise the disclosing party in writing of any misappropriation or misuse by any person of the disclosing party's Confidential Information of which the receiving party is aware.

               (h) All Confidential Information that is furnished by or on behalf of the disclosing party, including, without limitation, any copies of such materials, shall be promptly returned by the receiving party to the disclosing party upon written request by the disclosing party for any reason. Any documents or materials prepared by or on behalf of the receiving party (including, without limitation, reports, memoranda, notes, files or analyses, whether in written or electronic form) which contain Confidential Information, including all copies, shall promptly be destroyed by the receiving party upon written request by the disclosing party for any reason. Such destruction shall be certified by an officer of the receiving party.

               7.06 Supplements to Disclosure Schedule. The Company may, from time to time after the Initial Closing Date and prior to the Subsequent Closing Date, by written notice to the Investors, supplement or amend the Disclosure Schedule (or the Agreement solely to add an appropriate reference to the Disclosure Schedule) solely for the purposes of the representations and warranties made by the Company and/or ORBCOMM LLC on and as of the Subsequent Closing (a) disclose or correct any matter, condition, event or circumstance occurring or arising after the date of this Agreement necessary or appropriate to make any representation or warranty of the Company or ORBCOMM LLC in this Agreement true and correct or (b) disclose or correct any matter, condition, event or circumstance occurring or arising prior to the date of this Agreement necessary or appropriate to make any representation or warranty of the Company in this Agreement that is qualified "to the knowledge" of the Company true and correct (but only to the extent the Company and/or ORBCOMM LLC did not have knowledge thereof on the date of this Agreement and only to the extent the matter, condition, event or circumstances described in such disclosure would not have a Material Adverse Effect). With respect to any matter disclosed on such supplements or amendments that is, in each case, necessary or appropriate to make any representation or warranty true and correct, for all purposes of this Agreement (including Articles III, X and XII) the Disclosure Schedule shall be deemed to have been supplemented and amended to include such matters disclosed on such supplements or amendments for purposes of the Subsequent Closing only, and any claims with respect to such matters as they relate to the Subsequent Closing shall be deemed to be waived by the

Convertible Note and Stock Purchase Agreement

indemnified parties and the indemnified parties shall not be entitled to make any claims with respect thereto. For the avoidance of doubt, such supplements or amendments shall in no way reduce the liability of the Company and/or ORBCOMM LLC for representations and warranties made on the date of this Agreement or the Initial Closing Date.

               7.07 Application of Series A Dividends. Each party agrees and acknowledges that SES Global Participations SA and Ridgewood Satellite LLC may use proceeds from the payment of the accrued dividends on the Series A Preferred Stock to purchase an amount not to exceed 446,650 shares and 334,988 shares of Series B Preferred Stock, respectively, at a purchase price of $4.03 per share, so long as such purchase is consummated within 5 days of the payment of such accrued dividends by the Company (which payment of accrued dividends shall occur no later than January 6, 2006). So long as all the conditions set forth in this
Section 7.07 are satisfied, this Section 7.07 shall evidence the consent and approval of the Investors under the provisions of 6(a)(iv) of the Restated Certificate with respect to the issuance of Series B Preferred Stock described in the prior sentence.

                                  ARTICLE VIII

                    CONDITIONS TO THE OBLIGATIONS OF COMPANY

          The Company's obligations under this Agreement and the Transaction Documents to each Investor are subject to the satisfaction, at or prior to the Initial Closing and the Subsequent Closing, as the case may be, of each of the following conditions (any of which may be waived by the Company, in writing, in whole or in part):

               8.01 Representation, Warranties and Covenants. The representations and warranties made by such Investor in this Agreement and the Transaction Documents (x) that are qualified as to materiality will be true and correct in all respects and (y) that are not qualified as to materiality will be true and correct in material respects, in each case as of the date of this Agreement and on the Initial Closing Date or the Subsequent Closing Date, as the case may be, with the same effect as if made on and as of each such date (provided, however, that such representations which are made as of a specific date shall be so true and correct as of such date).

               (a) Such Investor will have performed in all material respects each of its covenants and agreements required to be performed by it pursuant to this Agreement and the Transaction Documents on or prior to the Initial Closing or the Subsequent Closing Date, as the case may be.

               (b) The Company will have received a certificate from such Investor, executed by an officer of such Investor, dated as of the Initial Closing Date or the Subsequent Closing Date as the case may be, reasonably satisfactory to the Company and its counsel, certifying that the conditions set forth in this Section 8.01 have been fulfilled in all material respects.

               8.02 Governmental Consents. All Consents and Permits of all Persons required to be obtained prior to the Initial Closing and the Subsequent Closing, as the case may be, in connection with the execution, delivery and performance of this Agreement and the Transaction Documents shall have been obtained in form and substance reasonably satisfactory

Convertible Note and Stock Purchase Agreement

to the Company and its counsel and will be in full force and effect, including the applicable Consent and Permits, if any, set forth on Part 3.05 and 4.03 of the Disclosure Schedule and any approval required under the HSR Act or by the FCC.

               (a) No order from any Governmental entity, or part thereof, challenges or seeks to prohibit or limit the ownership or operation of all or any portion of the Business or assets of the Company or ORBCOMM LLC or the Shares.

               8.03 No Injunction. There will not be in effect any Law or Order issued by any court of competent jurisdiction or other Governmental Entity that restrains or prohibits the consummation of the Transactions; provided, however, that if such Order is in effect the Company will use commercially reasonable efforts to have any such Order vacated or reversed.

               8.04 Other Agreements. Such Investor shall have delivered to the Company the Second Amended and Restated Preferred Stock Voting Agreement, dated December 30, 2005 in the form attached as Exhibit D and the Second Amended and Restated Registration Rights Agreement, dated December 30, 2005 in the form attached as Exhibit B, in each case duly executed by such Investor, on or prior to the Initial Closing.

               8.05 No Qualified Public Offering or Qualified Sale. Since the date of this Agreement, there shall not have occurred a Qualified Public Offering or Qualified Sale.

               8.06 Change of Control. With respect to the Subsequent Closing only, since the Initial Closing Date, there shall not have occurred a Change of Control.

                                   ARTICLE IX

         CONDITIONS TO THE OBLIGATIONS OF INVESTORS WITH RESPECT TO THE
                                 INITIAL CLOSING

          Each Investor's obligations under this Agreement and the Transaction Documents are subject to the satisfaction at or prior to each of the Convertible Note Closing and the Initial Share Closing, of each of the following conditions.

               9.01 Representations, Warranties and Covenants.

               (a) The representations and warranties made by the Company and ORBCOMM LLC in this Agreement and the Transaction Documents (x) that are qualified as to materiality will be true and correct in all respects and
     (y) that are not qualified as to materiality will be true and correct in all material respects, in each case as of the date of this Agreement and on the Initial Closing Date, with the same effect as if made on and as of each such date (provided, however, that such representations which are made as of a specific date shall be so true and correct as of such date).

               (b) Each of the Company and ORBCOMM LLC will have performed in all material respects each of the covenants and agreements required to be performed by it pursuant to this Agreement and the Transaction Documents on or prior to the Initial Closing.

Convertible Note and Stock Purchase Agreement

               (c) The Investors will have received the following certificates:

                    (i) a certificate executed by an officer of the Company, dated as of the Initial Closing Date, reasonably satisfactory to the Investors and their counsel, certifying that the conditions set forth in this Article IX have been fulfilled;

                    (ii) a certificate of the Secretary of the Company certifying copies of the Certificate of Incorporation and Bylaws of the Company, and certifying a copy of all corporate resolutions required in connection with the transactions contemplated in this Agreement and the Transaction Documents; and

                    (iii) a certificate of Good Standing from the Delaware Secretary of State for the Company and ORBCOMM LLC.

               9.02 Consents.

               (a) Consents and Permits of all Persons required to be obtained prior to the Initial Closing in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by the Company and its Subsidiaries shall have been obtained in form and substance reasonably satisfactory to the Investors and their counsel and will be in full force and effect, including the applicable Consents and Permits set forth on Part 3.05 of the Disclosure Schedule and any approvals required under the HSR Act or by the FCC.

               (b) No Order from any Governmental Entity, or part thereof, challenges or seeks to prohibit or limit the ownership or operation of all or any portion of the Business or assets of the Company or its Subsidiaries or the Convertible Notes or Shares.

               9.03 No Litigation. Since the date of this Agreement, no new Action will have been threatened, instituted or pending which (a) challenges or seeks to restrain or prohibit the consummation of the transactions contemplated by the Transaction Documents or the performance of the Agreement or the Transaction Documents, (b) challenges or seeks to prohibit or limit the ownership or operation of all or any portion of the Company, the Business or assets of the Company or any of its Subsidiaries or the Convertibles Notes or Shares or compels or seeks to compel the Investors or their Affiliates to dispose of or hold separate all or any portion of the Business or assets of the Company or any of its Subsidiaries, or (c) has had, or could reasonably be expected to have, a Material Adverse Effect on the Company or its Subsidiaries.

               9.04 No Prohibition. On or after the date of this Agreement, there will not exist or have been enacted, entered, enforced, promulgated or deemed applicable to the Transaction, any Law, Order or any other action taken by any court or other Governmental Entity that has resulted, or could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 9.03.

               9.05 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred a Material Adverse Change.

Convertible Note and Stock Purchase Agreement

               9.06 Legal Opinion. The Investors shall have received opinions of Chadbourne & Parke LLP, special counsel to the Company, as to corporate matters and from Wilkinson, Barker & Knauer, LLP as to certain regulatory matters, in the forms attached hereto as Exhibit K and Exhibit L, respectively.

               9.07 Management Rights Letter. The Company and ORBCOMM LLC shall have entered into a Management Rights Letter in the form of Exhibit F attached hereto with each of the Investors.

               9.08 Board Composition. As of the Initial Closing, the Company's Board of Directors shall be comprised of: Jerome B. Eisenberg, Don Franco, Marco Fuchs, Peter Schiff, Leslie Golden, Robert Gold, Robert Bednarek, Tim Kelleher and Matthew Lesesky.

               9.09 Director's Indemnification Agreement. The Company shall have entered into Indemnification Agreements in the form of Exhibit G attached hereto with each member of the Company's Board of Directors.

               9.10 Amendment of By-Laws. The By-Laws of the Company shall have been amended to the satisfaction of the Investors.

               9.11 Effectiveness and Amendment of Initial Tranche Series B Preferred Stock Documents. The transaction documents to be entered into in connection with the First Tranche Series B Preferred Stock including the Amended and Restated Stockholders Agreement, dated November 18, 2005, (ii) the Amended and Restated Registration Rights Agreement, dated November 18, 2005, (iii) the Amended and Restated Preferred Stock Voting Agreement, dated November 18, 2005,
(iv) the Amended and Restated Common Stock Voting Agreement, dated November 18, 2005, and (v) the Second Amended and Restated Certificate of Incorporation, shall each have become effective.

               9.12 Stockholder Approval and Effectiveness of Amendments to Transaction Documents. The Investors shall have been provided with evidence to their satisfaction that appropriate majorities of the Company's stockholders shall have authorized and approved the Company's (i) the Second Amended and Restated Stockholders Agreement, dated December 30, 2005 in the form attached hereto as Exhibit C, (ii) the Second Amended and Restated Registration Rights Agreement, dated December 30 , 2005 in the form attached hereto as Exhibit B,
(iii) the Second Amended and Restated Preferred Stock Voting Agreement, dated December 30, 2005, in the form attached hereto as Exhibit D, and (iv) the Third Amended and Restated Certificate of in the form attached hereto as Exhibit A, and that all such Transaction Documents shall be in full force and effect.

               9.13 Convertible Noteholder Approval. The Investors shall have been provided with evidence to their satisfaction that a majority of the Convertible Noteholders (determined immediately prior to the Convertible Note Closing) shall have approved and consented to (i) the Second Amended and Restated Stockholders Agreement, dated December 30, 2005 in the form attached hereto as Exhibit C, (ii) the Second Amended and Restated Registration Rights Agreement, dated December

Convertible Note and Stock Purchase Agreement

30, 2005 in the form attached hereto as Exhibit B, (iii) the Second Amended and Restated Preferred Stock Voting Agreement, dated December 30, 2005, in the form attached hereto as Exhibit D, and (iv) the Third Amended and Restated Certificate of in the form attached hereto as Exhibit A.

               9.14 Satcom Acquisition. The Investors shall have been provided with evidence to their satisfaction that the transactions contemplated by the Contribution Agreement, dated February 17, 2004, a copy of which is attached hereto as Exhibit H, shall have been consummated.

               9.15 Stock Option Plan. The Company shall have adopted the 2006 Stock Option Plan attached hereto as Exhibit J and shall have reserved for issuance thereunder 4,851,905 shares of Common Stock.

                                    ARTICLE X

       CONDITIONS TO THE OBLIGATIONS OF THE INVESTORS WITH RESPECT TO THE
                               SUBSEQUENT CLOSING

          Each Investor's obligations under this Agreement and the Transaction Documents are subject to the satisfaction at the Subsequent Closing, of each of the following conditions.

               10.01 Representations, Warranties and Covenants.

               (a) The representations and warranties made by the Company and ORBCOMM LLC in this Agreement and the Transaction Documents (x) that are qualified as to materiality will be true and correct in all respects and
     (y) that are not qualified as to materiality will be true and correct in all material respects, in each case as of the date of this Agreement and on the Subsequent Closing Date, with the same effect as if made on and as of each such date (provided, however, that such representations which are made as of a specific date shall be so true and correct as of such date).

               (b) The Company and ORBCOMM LLC will each have performed in all material respects each of the covenants and agreements required to be performed by each of them pursuant to this Agreement and the Transaction Documents on or prior to the Subsequent Closing.

               (c) The Investors will have received the following certificates:

                    (i) a certificate executed by an officer of the Company, dated as of the Subsequent Closing Date, reasonably satisfactory to the Investors and their counsel, certifying that the conditions set forth in this Article X have been fulfilled;

                    (ii) a certificate of the Secretary of the Company certifying copies of the Certificate of Incorporation and Bylaws of the Company, and certifying a copy of all corporate and limited liability company resolutions required in connection with the transactions contemplated in this Agreement and the Transaction Documents; and

Convertible Note and Stock Purchase Agreement

                    (iii) a certificate of Good Standing from the Delaware Secretary of State for the Company and ORBCOMM LLC.

               10.02 Consents.

               (a) All Consents and Permits of all Persons required to be obtained prior to the Subsequent Closing in connection with the execution, delivery and performance of this Agreement and the Transaction Documents by the Company and its Subsidiaries shall have been obtained in form and substance reasonably satisfactory to the Investors and their counsel and will be in full force and effect, including the applicable Consents and Permits set forth on Part 3.05 of the Disclosure Schedule and any approvals required under the HSR Act or by the FCC.

               (b) No Order from any Governmental Entity, or part thereof, challenges or seeks to prohibit or limit the ownership or operation of all or any portion of the Business or assets of the Company or its Subsidiaries or the Shares.

               10.03 No Litigation. Since the date of this Agreement, no new Action will have been threatened, instituted or pending which (a) challenges or seeks to restrain or prohibit the consummation of the Transactions or the performance of the Agreement or the Transaction Documents, (b) challenges or seeks to prohibit or limit the ownership or operation of all or any portion of the Company, the Business or assets of the Company or any of its Subsidiaries or the Shares or compels or seeks to compel the Investors or their Affiliates to dispose of or hold separate all or any portion of the Business or assets of the Company or any of its Subsidiaries, or (c) is a Material Adverse Change.

               10.04 No Prohibition. On or after the date of this Agreement, there will not exist or have been enacted, entered, enforced, promulgated or deemed applicable to the Transactions, any Law, Order or any other action taken by any court or other Governmental Entity that has resulted, or could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 10.03.

               10.05 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any Material Adverse Change (other than a Material Adverse Change that has been cured or otherwise eliminated such that, as of the Subsequent Closing Date, the events or circumstances giving rise to such Material Adverse Change no longer constitute a Material Adverse Change), including, without limitation, any change(s), matter(s), condition(s), event or circumstance(s) disclosed by way of amendment, revision or supplement to the Disclosure Schedule pursuant to Section 7.06 hereof that would constitute, individually or in the aggregate, a Material Adverse Change.

               10.06 No Qualified Public Offering or Qualified Sale. Since the date of this Agreement there shall not have occurred a Qualified Public Offering or Qualified Sale.

               10.07 Legal Opinion. The Investors shall have received opinions of Chadbourne & Parke LLP, special counsel to the Company, as to corporate matters and from Wilkinson, Barker & Knauer, LLP as to certain regulatory matters, each dated as of and covering

Convertible Note and Stock Purchase Agreement

matters as of the Subsequent Closing Date and each substantially in the form of the opinions provided at the Initial Closing with such changes as are reasonably acceptable to the Investors.

               10.08 Insolvency Event. Since the Initial Closing Date, there shall not have occurred an Insolvency Event.

               10.09 Change of Control. Since the Initial Closing Date, there shall not have occurred a Change of Control.


               10.10 Subscribers. The Company shall have at least 150,000 billable subscribers as of the Subsequent Closing Date.

               10.11 Net Revenue. The Company and its Subsidiaries on a consolidated basis shall have net revenue for the fiscal year ended December 31, 2006 of at least $20,000,000.

               10.12 2006 Financial Statements. Investors shall have received the consolidated balance sheet of the Company as of December 31, 2006, together with the consolidated statements of income and changes in shareholders' equity and cash flows (including notes thereto), audited by an independent accounting firm of recognized national standing (the "Audited 2006 Financial Statements").

                                   ARTICLE XI

                             Intentionally Deleted.

                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION

               12.01 Survival and Indemnification.

               (a) The parties may assert claims for breach and indemnification under this Agreement; provided that the representations and warranties made in this Agreement, and the right of the parties to assert claims for indemnification under this Agreement, will survive the Initial Closing until sixty (60) days following the delivery to the Investors of the Company's audited financial statements for 2006, and will survive the Subsequent Closing, if applicable, until the later of (i) sixty (60) days following the delivery to the Investors of the Company's audited financial statement for 2007 and (ii) twelve months following the Subsequent Closing Date, and will thereupon expire together with any right to commence any Action for breach thereof (except to the extent a written notice asserting a Claim for breach of any such representation or warranty has been given prior to such date to the party which made such representation or warranty, in which case such representation or warranty will survive, to the extent of such Claim only, until such Claim is resolved). Notwithstanding the foregoing, (i) the representations and warranties contained in Section 3.02 of this Agreement will survive each of the Initial Closing and the Subsequent Closing forever, and (ii) the representations and warranties set forth in Sections 3.01, 3.04, 3.05, 3.09 and 3.11 will survive each of the Initial Closing and the Subsequent Closing until the expiration of the applicable statute of limitations. The covenants and agreements contained in this Agreement

Convertible Note and Stock Purchase Agreement

     and in the Transaction Documents will survive each of the Initial Closing and Subsequent Closing until the expiration of the applicable statute of limitations or such earlier times as expressly set forth in this Agreement or such Transaction Document.

               (b) The Company and ORBCOMM LLC jointly and severally agree to indemnify and hold harmless each Investor and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any claim made by a Convertible Noteholder against the Indemnified Party arising from the transactions contemplated by this Agreement (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection with such claim).

               12.02 Limitations on Liability.

               (a) Certain Limitations. (i) No party will be entitled to any recovery from any other party unless a Claim specifying the factual basis of that Claim in reasonable detail to the extent then known, is made on or before the expiration of time period for survival set forth in Section 12.01; and (ii) damages to any party hereunder will be decreased by insurance proceeds or payments from any other responsible parties actually received by such party (after deducting costs and expenses incurred in connection with recovery of such proceeds) and will be increased to take account of any net tax cost incurred by the party from whom a recovery is sought arising from the receipt of payments hereunder (grossed up for such increase).

               (b) Limitation on Amount - the Investors. The Investors will not be entitled to recover any amounts (i) for any breach of any representation or warranty made by the Company, ORBCOMM LLC or any Transaction Document or
     (ii) for any breach of any covenant, agreement or other obligation of the Company hereunder or in any Transaction Document unless and until the amount by which the aggregate amount that the Investors would be entitled to recover in respect of such Claims exceeds $500,000 (the "Threshold"), in which event the Investor shall be entitled to recover the entire amount in respect of such Claims together with reasonable actual legal fees and expenses; provided, however, that the maximum amount recoverable by an Investor in respect of any such claims hereunder will not, in the aggregate, exceed the purchase price for the Convertible Notes and Shares paid by such Investor and provided further, however, that individual unrelated Claims less than $50,000 may not be aggregated for purposes of reaching the Threshold. The limitations set forth in this Section 12.02(b) shall not apply to the provisions of Section 12.01(b).

               (c) Limitation on Amount - the Company. The Company will not be entitled to recover any amounts (i) for any breach of any representation or warranty made by any Investor in this Agreement or in any Transaction Document or (ii) for any breach of any covenant, agreement or other obligation of any Investor in this Agreement or in any

Convertible Note and Stock Purchase Agreement

     Transaction Document unless and until the amount by which the Company is entitled to recover in respect of such Claims exceeds $500,000 ("the Company Threshold") in which event the entire amount in respect of such Claims will be payable together with its reasonable actual legal fees and expenses; provided, however, that the maximum amount recoverable from any Investor in respect of any such claims hereunder will not exceed the purchase price for the Shares paid by such Investor; provided further, however, that individual unrelated Claims less than $50,000 may not be aggregated for purposes of reaching the Company Threshold.

               (d) Limitation on Liability. Under no circumstances shall any party hereunder (or any of their Affiliates or Representatives) be liable to any other party (or any of their Affiliates or Representatives) for incidental, special or consequential damages of any kind, including lost profits, loss of business, damages to reputation whether in contract, tort or otherwise.

               (e) Sole and Exclusive Remedy. Except as set forth in Section
     13.12 and except for fraud, the indemnification provisions of this Article XII shall be the sole and exclusive remedy of each party (i) for any breach of the other party's representations, warranties, covenants or agreements contained in this Agreement or (ii) otherwise with respect to this Agreement or the transactions contemplated by this Agreement.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

               13.01 Fees and Expenses. Subject to the Initial Closing occurring, on the Initial Closing Date, the Company shall pay to PCG a transaction fee of $425,000 (the "Transaction Fee"). Such fee shall be non-refundable to the Company and can be deducted by PCG from any amount owed by a PCG Entity to the Company hereunder, including, without limitation, the purchase price of any securities purchased by a PCG Entity hereunder. In addition to the foregoing, subject to the Convertible Note Closing and/or Subsequent Closing, as the case may be, occurring, on each of the Initial Closing Date and the Subsequent Closing Date, (i) the Company shall pay to PCG all reasonable out-of pocket expenses of the PCG Entities associated with the transactions contemplated hereby, including, without limitation, the costs associated with any due diligence investigations and the preparation, negotiation, execution and delivery of definitive legal documentation including any fees of legal counsel ("PCG Transaction Expenses"); provided however, that the Company's obligation to pay PCG Transaction Expenses shall not exceed $700,000 and (ii) the Company shall pay to MH all reasonable out-of pocket expenses of MH associated with the transactions contemplated hereby, including, without limitation, the costs associated with any due diligence investigations and the preparation, negotiation, execution and delivery of definitive legal documentation including any fees of legal counsel ("MH Transaction Expenses" and, together with the PCG Transaction Expenses, the "Transaction Expenses"); provided however, that the Company's obligation to pay MH Transaction Expenses shall not exceed $50,000. The Transaction Expenses shall be non-refundable to the Company and can be deducted by PCG and MH from any amount owed by a PCG Entity and MH (as the case may be) to the Company hereunder, including, without limitation, the purchase price of any securities purchased by a PCG Entity or MH hereunder.

Convertible Note and Stock Purchase Agreement

The parties agree that all costs, fees and expenses incurred by the Company or any of its Subsidiaries arising out of or related to the negotiation, preparation, execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby, will be paid by the Company.

               13.02 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written or electronic confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided, that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by written notice to the other parties):

               (a)  If to the Company:

                    ORBCOMM Inc.
                    2115 Linwood Avenue, Suite 100
                    Fort Lee, NJ 07024
                    Attention: Chief Executive Officer and General Counsel Facsimile No.: 703-433-6400

          with a copy to:

                    Chadbourne & Parke LLP
                    30 Rockefeller Plaza
                    New York, NY 10112
                    Attention: Alejandro San Miguel
                    Facsimile No.: 212-541-5369

               (b)  If to the Investors:

          to the addresses set forth on the signature pages.

          with a copy to:

                    In the case of PCG,

                    Latham & Watkins LLP
                    633 West Fifth Street
                    Los Angeles, CA 90071
                    Attn: W. Alex Voxman
                    Facsimile No.: 213-891-8763

                    In the case of MH:

                    McDermott Will & Emery, LLP

Convertible Note and Stock Purchase Agreement

                    227 West Monroe Street
                    Chicago, IL 60606
                    Attn: Mark A. Harris
                    Facsimile No.: 312-984-7700

               13.03 Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the (a) Supreme Court of the State of New York, New York County and (b) United States District Court for the Southern District of New York, for any actions, suits or proceedings arising out of or relating to this Agreement, the Transaction Documents and the Transaction (and agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 13.02 will be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, the Transaction Documents or the Transaction in the courts of the State of New York or the United States of America located in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

               13.04 Governing Law. This Agreement will be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State without regard to conflicts of laws principles thereof.

               13.05 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no Claim or right arising out of this Agreement or the Transaction Documents can be discharged by one party, in whole or in part, by a waiver or renunciation of the Claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or noncompliance; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the Transaction Documents.

               13.06 Entire Agreement and Modification. This Agreement, the Transaction Documents and the Confidentiality Agreements constitute a complete and exclusive statement of the terms of the agreement between the parties with respect to an investment in the Company and supersede all prior agreements between the parties.

Convertible Note and Stock Purchase Agreement

               13.07 Amendment and Waiver. This Agreement may be amended or terminated and the observance of any term of or condition in this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Holders. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this
Section 13.07 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

               13.08 Assignments, Successors, and No Third-Party Beneficiaries. No party may assign any of its rights under this Agreement or any Transaction Document without the prior written consent of the other parties to this Agreement; provided, however, that an Investor may assign this Agreement to an Affiliate or any limited partnership, limited liability company or fund with the same fund manager as such Investor without the prior written consent of the Company; provided, further, however that such assignee agrees in writing to assume assignor's obligations hereunder. Subject to the preceding sentence, this Agreement and the Transaction Documents will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement or the Transaction Documents will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or the Transaction Documents or any provision of this Agreement or the Transaction Documents, except that members of the Investor Group and the Company Group will be entitled to the rights set forth in Article XIII hereof. Subject to the preceding sentence, this Agreement and the Transaction Documents and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and assigns.

               13.09 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

               13.10 Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles and sections are to articles and sections of this Agreement, all references herein to schedules are to schedules to this Agreement and all references herein to exhibits are to exhibits to this Agreement. Unless otherwise specified, all references contained in this Agreement or in any Transaction Document to dollars or "$" will mean United States Dollars.

Convertible Note and Stock Purchase Agreement

               13.11 Exhibits and Schedules. All Transaction Documents are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the Transaction Documents but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement. Disclosure of any item in any section of or on any schedule to this Agreement will not constitute disclosure of such item in any other section of or on any other schedule to this Agreement, whether or not the existence of the item or its contents should be or is relevant to any other section of or schedule to this Agreement, unless an explicit cross-reference thereto appears in such other section or schedule or the context reasonably should be considered relevant in light of the nature of the item and section.

               13.12 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved will have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies will be cumulative. The parties agree that any such breach or threatened breach would cause irreparable injury, that the remedies at law for any such breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. The parties further agree that any requirement under any Law to post security as a prerequisite to obtaining equitable relief is hereby waived.

               13.13 Interpretation. For the purposes of this Agreement, (i) words in the singular will be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the word "including" and words of similar import when used in this Agreement will mean "including, without limitation", unless otherwise specified, (iv) the word "or" will not be exclusive, (v) the term "contract" will mean any written agreement, understanding, contract, commitment, obligation, promise or understanding, (vi) the phrase "made available" will mean that the information referred to has been made available if requested by the party to whom such information is to be made available, (vii) any reference to any Law referred to in this Agreement will be deemed to include only the Law and the rules and regulations issued pursuant to such Laws in effect on the date of this Agreement and the Initial Closing Date and Subsequent Closing Date, as applicable, (viii) any accounting term used in this Agreement will have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder will be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied and (ix) a "breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any Transaction Document will be deemed to have occurred if there is or has been any inaccuracy in or breach of or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "breach" means any such inaccuracy, failure, occurrence or circumstance. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and this Agreement will not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties.

Convertible Note and Stock Purchase Agreement

               13.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

               13.15 Counterparts. This Agreement may be executed simultaneously in two or more original or facsimile counterparts, each of which will be deemed to be an original copy of this Agreement and all of which together will be deemed to constitute one and the same agreement.

               13.16 Limited CALPERS/PCG Guaranty. In order to induce the Company to enter into this Agreement CALPERS/PCG hereby irrevocably and unconditionally guarantees full and complete performance of the obligation of PCG to purchase 7,444,168 of the Shares to be purchased by PCG (for an aggregate purchase price of $30,000,000) at the Subsequent Closing pursuant to Section 2.02(c) of this Agreement, subject to the satisfaction or waiver of all conditions set forth in Articles VIII and X hereof and subject to the other terms and conditions of this Agreement (the "Guaranteed PCG Obligations"). CALPERS/PCG agrees that the Company need not attempt to collect any part of the Guaranteed PCG Obligations from PCG or others, but may require CALPERS/PCG to make immediate payment of the Guaranteed PCG Obligations when due or at any time thereafter. Other than pursuant to the terms of this Agreement, to the fullest extent permitted by law, CALPERS/PCG hereby waives all defenses, counterclaims, and all suretyship defenses, other than payment or performance in full of the underlying obligations. Notwithstanding anything herein to the contrary, CALPERS/PCG shall have no greater obligations or liabilities with respect to the Guaranteed PCG Obligations and no lesser defenses or counterclaims than it would be entitled to if it were an Investor under this Agreement.

               13.17 Limited MH Guaranty. In order to induce the Company to enter into this Agreement MH PEF hereby irrevocably and unconditionally guarantees full and complete performance of the obligation of MH to purchase 2,481,390 of the Shares (for an aggregate purchase price of $10,000,000) at the Subsequent Closing pursuant to Section 2.02(c) of this Agreement, subject to the satisfaction or waiver of all conditions set forth in Articles VIII and X hereof and subject to the other terms and conditions of this Agreement (the "Guaranteed MH Obligations"). MH PEF agrees that the Company need not attempt to collect any part of the Guaranteed MH Obligations from MH or others, but may require MH PEF to make immediate payment of the Guaranteed MH Obligations when due or at any time thereafter. Other than pursuant to the terms of this Agreement, to the fullest extent permitted by law, MH PEF hereby waives all defenses, counterclaims, and all suretyship defenses, other than payment or performance in full of the underlying obligations. Notwithstanding anything herein to the contrary, MH PEF shall have no greater obligations or liabilities with respect to the Guaranteed MH Obligations and no lesser defenses or counterclaims than it would be entitled to if it were an Investor under this Agreement.

                           [Signature pages to follow]

          IN WITNESS WHEREOF, this Convertible Note and Stock Purchase Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

ORBCOMM INC.


By: /s/ Jerome B. Eisenberg
    ---------------------------------
Name: Jerome B. Eisenberg
Title: Chief Executive Officer


ORBCOMM LLC

By: /s/ Jerome B. Eisenberg
    ---------------------------------
Name: Jerome B. Eisenberg
Title: Chief Executive Officer

Convertible Note and Stock Purchase Agreement

PCG SATELLITE INVESTMENTS, LLC

By: CALPERS/PCG Corporate Partners LLC
    a Delaware limited liability company
Its: Managing Member

By: PCG Corporate Partners Investments LLC
Its: Manager

By: Pacific Corporate Group Holdings, LLC
Its: Managing Member


By: /s/ signature illegible
    ---------------------------------
Its: Managing Director

Convertible Note and Stock Purchase Agreement

MH INVESTORS ORBCOMM LLC


By: /s/ Ronald Gerwig
    ---------------------------------
Name: Ronald Gerwig
Title: Asst Treasurer

Convertible Note and Stock Purchase Agreement

For purposes of Section 13.16 only:

CALPERS/PCG Corporate Partners LLC
a Delaware limited liability company
Managing Member

By: PCG Corporate Partners Investments LLC
Its: Manager

By: Pacific Corporate Group Holdings, LLC
Its: Managing Member


By: /s/ signature illegible
    ------------------------------------
Its: Managing Director

Convertible Note and Stock Purchase Agreement

For purposes of Section 13.17 only:

MH Private Equity Fund LLC
an Indiana limited liability company


By:
    ---------------------------------
Its:
    ---------------------------------


By: /s/ signature illegible
    ---------------------------------
Its:
    ---------------------------------

                                   SCHEDULE I

                              SCHEDULE OF INVESTORS

                                                                                   NUMBER OF
                                 INVESTMENT AMOUNT     NUMBER OF SERIES B       SERIES B SHARES
         INVESTOR NAME           CONVERTIBLE NOTES   SHARES INITIAL CLOSING   SUBSEQUENT CLOSING
------------------------------   -----------------   ----------------------   ------------------
PCG Satellite Investments, LLC      $550,000(1)           7,699,752(2)             7,816,377
MH Investors Orbcomm LLC                None              3,722,084                2,481,390

----------
(1) This amount may be offset against amounts owed to PCG Satellite Investments, LLC or its Affiliates by the Company including amounts contemplated by Section 13.01 hereof. Such amount shall convert into 136,476 shares of Series B Preferred upon consummation of the Convertible Note Closing.

(2) Excluding 136,476 shares of Series B Preferred Stock issuable to PCG Satellite Investments, LLC upon conversion of $550,000 of Convertible Notes.

Convertible Note and Stock Purchase Agreement

                                   SCHEDULE II

                       CONVERTIBLE PROMISSORY NOTEHOLDERS

NO.                  NOTEHOLDER                 PRINCIPAL AMOUNT
---   ---------------------------------------   ----------------
 1    Arthur Bahr                                   $ 14,000
 2    Bukfenc Inc.                                  $ 50,000
 3    Steven G. Chrust IRA                          $ 40,000
 4    Steven G. Chrust                              $  5,000
 5    Bert Cohen                                    $155,000
 6    E.B. Griswold IRA                             $ 10,000
 7    Estrin New Ventures II, LLC                   $ 52,000
 8    Eve Chrust, 2001 business Trust               $  6,000
 9    Michael Friedman                              $112,000
10    Christopher Lust                              $ 12,000
11    Edmund B. Greene                              $ 20,000
12    E.B. Griswold                                 $ 35,000

Convertible Note and Stock Purchase Agreement

13    Hoboken Partners 1 LLC                     $  125,000
14    Hans E.W. Hoffmann                         $   16,000
15    Jerry Kay                                  $   25,000
16    Liza Chrust, 2001 Chrust Business Trust    $    6,000
17    Philip Lodewick                            $   58,000
18    Christopher Lust                           $   28,000
19    Henning Melchers                           $  100,000
20    Murray Slimowitz IRA                       $   12,000
21    Denis Nayden                               $  210,000
22    Albert Nickel                              $   93,000
23    Northwood Capital Partners LLC             $  170,000
24    Northwood Ventures LLC                     $  830,000
25    OHB Technology A.G.                        $4,019,000

Convertible Note and Stock Purchase Agreement

26    Marble Arch Group Ltd.                     $  250,000(3)
27    Richard K. Webel Trust                     $   10,000
28    Ridgewood Satellite LLC                    $5,000,000
29    Robert Loud IRA                            $   12,000
30    Dr. Andre-Michasel Schultz                 $   66,000
31    Shippan Fund LLC                           $   39,000
32    SK Partners                                $   50,000
33    Hyung-Jin Song                             $    1,000
34    Elizabeth Steele                           $   50,000
35    Mark Sullivan                              $  242,000
36    Michael Sullivan                           $   40,000
37    William Vanden Heuvel                      $  116,000

----------
(3) Marble Arch Group Ltd. has subscribed for an additional $250,000 of Convertible Notes.

Convertible Note and Stock Purchase Agreement

38    346 Hillcrest F&F Partners LLC             $ 1,000,000
39    Orbcomm Ventures, LLC                      $ 1,215,000
40    Dwaine and Cynthia Willet                  $ 1,725,000
41    Investment Partners of Orlando, LLP        $   475,000
42    John D. Curtis Revocable Trust             $ 1,725,000
43    Mary Higgins Clark                         $    75,000
44    William Jaffe                              $    25,000
45    Nakoma Investments LLC                     $   100,000
46    Northwood Ventures LLC                     $   850,000
47    Northwood Capital Partners LLC             $   150,000
48    Ridgewood Satellite LLC                    $ 5,000,000
49    PCG Satellite Investments, LLC             $   550,000
                                                 -----------
      Total                                      $25,019,000
                                                 ===========

                                    EXHIBITS

EXHIBIT A -  Third Amended and Restated Certificate of Incorporation

EXHIBIT B -  Second Amended and Restated Registration Rights Agreement

EXHIBIT C -  Second Amended and Restated Stockholders Agreement

EXHIBIT D -  Second Amended and Restated Preferred Stock Voting Agreement

EXHIBIT E -  Second Amended and Restated Common Stock Voting Agreement

EXHIBIT F -  Form of Management Rights Letter

EXHIBIT G -  Form of Indemnification Agreement

EXHIBIT H-   Contribution Agreement

EXHIBIT I    Form of Convertible Note

EXHIBIT- I-A Form of Warrant

EXHIBIT J    Form of Stock Option Plan

EXHIBIT K    Form of Company Counsel Opinion (Corporate Matters)

EXHIBIT L    Form of Company Counsel Opinion (Regulatory Matters)